EXHIBIT 10.3

EXECUTION VERSION

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

LJ VP HOLDINGS LLC

2.22	Company Minimum Gain	8
2.23	Company Sub	8
2.24	Company Year	8
2.25	Control	8
2.26	Deemed Transfer	8
2.27	Default Rate	8
2.28	Depreciation	8
2.29	Distribution Rights	8
2.30	Effective Date	9
2.31	Effective Time	9
2.32	Equity Offering	9
2.33	Evaluation Material	9
2.34	Exchange Act	9
2.35	Fall Away Event	9
2.36	Financing	9
2.37	First Amended LLC Agreement	9
2.38	Former GE Members	9
2.39	Funding Loan	9
2.40	GE Logistics Holdco	9
2.41	GE Protection Provisions	9
2.42	GE Tennessee	11
2.43	GE Termination Date	11
2.44	GE Truck Leasing Holdco	11
2.45	GECC	11
2.46	GECC Consolidated Group	11
2.47	GECC Obligations	11
2.48	Generally Accepted Accounting Principles	11
2.49	General Partner Activities	11
2.50	Governmental Authority	11
2.51	Gross Asset Value	11
2.52	Holdings Post Fall-Away Obligations	12
2.53	Indemnification Agreements	12
2.54	Indemnification Satisfaction Date	13
2.55	Initial GE Members	13

2

2.56	Initial Members	13
2.57	Interested Party	13
2.58	Interest Obligations	13
2.59	Investment Company Act	13
2.60	Law	13
2.61	Lien	13
2.62	Managing Member	14
2.63	Maturity Date	14
2.64	Maturity Obligations	14
2.65	Member	14
2.66	Member Interest	14
2.67	Member Nonrecourse Debt	14
2.68	Member Nonrecourse Debt Minimum Gain	14
2.69	Member Nonrecourse Deductions	14
2.70	Memco	14
2.71	Non-Issuing Person	14
2.72	Non-Managing Member	14
2.73	Nonrecourse Deductions	15
2.74	Nonrecourse Liability	15
2.75	Original LLC Agreement	15
2.76	PAG	15
2.77	PAG Consolidated Group	15
2.78	Partnership	15
2.79	Partnership Agreement	15
2.80	Partnership Interests	15
2.81	Penske Members	15
2.82	Percentage Interest	15
2.83	Permitted Intragroup Transferees	15
2.84	Permitted Working Capital	15
2.85	Person	16
2.86	Potential Buyer	16
2.87	Prime Rate	16
2.88	Profits and Losses	16
2.89	PTLC	17

3

2.90	PTLC Consolidated Group	17
2.91	Qualified Purchaser	17
2.92	Rebuttal	17
2.93	Recipient Group	17
2.94	Redemption	17
2.95	Redemption Agreement	17
2.96	Redemption Consideration	17
2.97	Regulated Entities	17
2.98	Regulations	17
2.99	Regulators	17
2.100	Regulatory Allocations	18
2.101	Returns	18
2.102	Sale	18
2.103	Schedule	18
2.104	Securities Act	18
2.105	Statutory Termination Date	18
2.106	Subsidiary	18
2.107	Third-Party Sale	18
2.108	Transaction Notice	18
2.109	Transfer	18
2.110	Trustee	18
2.111	Trustee Affiliate	19
2.112	General Provisions	19

ARTICLE 3
CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS		19
3.1	Capital Contribution	19
3.2	Capital Accounts	19
3.3	Compliance with Treasury Regulations	19
3.4	Succession to Capital Accounts	20
3.5	No Withdrawal of Capital Contributions	20

ARTICLE 4
COSTS AND EXPENSES		20
4.1	Organizational and Other Costs	20
4.2	Operating Costs	20

4

ARTICLE 5		20
DISTRIBUTIONS; COMPANY ALLOCATIONS;
TAX MATTERS		20
5.1	Distributions Prior to Dissolution	20
5.2	Company Allocations	21
5.3	Special Allocations	22
5.4	Curative Allocations	24
5.5	Other Allocation Rules	24
5.6	Tax Allocations; Code Section 704(c)	25
5.7	Accounting Method	25

ARTICLE 6
MANAGEMENT		26
6.1	Rights and Duties of the Non-Managing Members and Others	26
6.2	Fiduciary Duty of Managing Member	26
6.3	Powers of Managing Member	26
6.4	Restrictions on Managing Member’s Authority	27
6.5	Other Activities	29
6.6	Exculpation	29
6.7	Transactions with Affiliates	30
6.8	Confidentiality	30
6.9	Replacement of the Managing Member	32

ARTICLE 7
COMPENSATION		33

ARTICLE 8
ACCOUNTS		33
8.1	Books and Records	33
8.2	Reports, Returns and Audits	33

ARTICLE 9
TRANSFERS AND SALES		36
9.1	Transfer of Interests of Managing Member and PTLC Consolidated Group	36
9.2	Transfer or Sale of Member Interests or GE Protection Provisions	37
9.3	Intentionally Omitted	37
9.4	Intentionally Omitted	38
9.5	Certain General Provisions	38
9.6	Allocation of Profits, Losses and Distributions Subsequent to Sale	40
9.7	Death, Incompetence, Bankruptcy, Liquidation or Withdrawal of a Member	40

5

9.8	Satisfactory Written Assignment Required	41
9.9	Transferee’s Rights	41
9.10	Transferees Admitted as Members	41

ARTICLE 10
MATTERS REGARDING THE FALL AWAY EVENT, THE BONDS AND DIRECT OBLIGATIONS TO GECC		42
10.1	Fall Away Event and Obligations of the Company to GECC	42
10.2	Third-Party Sale	43
10.3	Maturity	43
10.4	Backstop Indemnity Obligations and Reinstatement	44
10.5	Memco and GECC	45

ARTICLE 11
LIABILITY OF MEMBERS, MEMCO AND GECC		45
11.1	Liability of Members, Memco and GECC	45

ARTICLE 12
DISSOLUTION		45
12.1	Events of Dissolution	45
12.2	Final Accounting	46
12.3	Liquidation	46
12.4	Cancellation of Certificate	46

ARTICLE 13
NOTICES		46
13.1	Method of Notice	46
13.2	Computation of Time	48

ARTICLE 14
INVESTMENT REPRESENTATIONS		48
14.1	Investment Purpose	48
14.2	Investment Restriction	48

ARTICLE 15
GENERAL PROVISIONS		49
15.1	Amendment; Waiver; Enforcement	49
15.2	Governing Law	49
15.3	Binding Effect	49
15.4	Separability	49
15.5	Headings	49
15.6	No Third-Party Rights	49

6

15.7	Waiver of Partition and Application for Dissolution	50
15.8	Nature of Interests	50
15.9	Counterpart Execution	50
15.10	Consent	50

SCHEDULES

SCHEDULE A — Capital Contributions

SCHEDULE B — Members and Member Interests

7

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

LJ VP HOLDINGS LLC

THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT is entered into this 17th day of March, 2015, and effective as of the Effective Time, by and among LJ VP Holdings LLC (the “Company”), Penske Truck Leasing Corporation, a Delaware corporation with its offices at 2675 Morgantown Road, Reading, Pennsylvania 19607 (as further defined below, “PTLC”), and Penske Automotive Group, Inc., a Delaware corporation with its offices at 2555 Telegraph Road, Bloomfield Hills, Michigan 48302 (as further defined below, “PAG”).  GE Capital Memco, LLC, a Delaware limited liability company with offices at 901 Main Avenue, 6th Floor, Norwalk, CT 06851 (as further defined below, “Memco”), is a party to this Agreement, effective as of the Effective Time, for purposes of the GE Protection Provisions (as defined below) until the GE Termination Date (as defined below).

WITNESSETH:

WHEREAS, the Company was heretofore formed in accordance with the provisions of the Delaware Limited Liability Company Act (6 Del.C.  §18-101, et seq.) (as amended from time to time and any successor to such Act, the “Act”) under the name LJ VP Holdings LLC;

WHEREAS, PTLC, PAG, GE Capital Truck Leasing Holding Corp., a Delaware corporation with its offices at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 (as further defined below, “GE Truck Leasing Holdco”), Logistics Holding Corp., a Delaware corporation with its offices at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 (as further defined below, “GE Logistics Holdco”), and General Electric Credit Corporation of Tennessee, a Tennessee corporation with its offices at 2 Bethesda Metro Center, Suite 600, Bethesda MD 20814 (as further defined below, “GE Tennessee”, and collectively with PTLC, PAG, GE Truck Leasing Holdco and GE Logistics Holdco, the “Initial Members”) entered into a Limited Liability Company Agreement dated as of April 24, 2012, with respect to the Company (the “Original LLC Agreement”);

WHEREAS, the Initial Members amended and restated the Original LLC Agreement on April 30, 2012 (as amended prior to the Effective Time, the “First Amended LLC Agreement”);

WHEREAS, on April 30, 2012, the Company and General Electric Capital Corporation (“GECC”), as co-obligors, issued unsecured notes in the principal amount of $700,000,000;

WHEREAS, on April 30, 2012, the Company contributed funds to its wholly owned subsidiary now known as PTL GP, LLC, a Delaware limited liability company

(“Company Sub”) and Company Sub acquired a 21.54% limited partnership interest in Penske Truck Leasing Co., L.P., a Delaware limited partnership (the “Partnership”);

WHEREAS, on January 31, 2014, Company Sub’s interest in the Partnership was converted to a general partnership interest and Company Sub became the sole general partner in the Partnership;

WHEREAS, on February 20, 2015, each of GE Truck Leasing Holdco, GE Logistics Holdco and GE Tennessee (collectively, the “Initial GE Members”) contributed and assigned its entire Member Interest to Memco, an entity wholly owned by the Initial GE Members, and, as a result, Memco became the owner of a 49.9% Member Interest in the Company;

WHEREAS, GECC caused the assumption by GECC of all obligations with respect to such unsecured notes in the principal amount of $700,000,000 and the indenture under which they were issued, pursuant to section 11.03 of such indenture, on the date hereof (the occurrence of such assumption, the “Fall Away Event”) and, as a result, (a) the Company became obligated pursuant to the First Amended LLC Agreement to pay to GECC 100%  of the amount of any Interest Obligations, Maturity Obligations, and all expenses relating to such notes to the extent of the Company’s cash and cash equivalents, except for Permitted Working Capital, to the extent set forth in Section 10.3 thereof (the “Holdings Post Fall-Away Obligations”) and (b) the Company was relieved of any and all direct and indirect obligations to the trustee and the noteholders under and with respect to such notes and indenture (and all direct obligations of the Company to such trustee and noteholders under such notes and indenture were thereby released, discharged and satisfied); provided, however, that the Company remains liable to make certain payments to GECC required to the extent set forth in Article 10 hereof with respect to such notes and indenture;

WHEREAS, on the date hereof, and immediately following the Fall Away Event, Company Sub distributed to the Company a 10.75% Partnership Interest as general partner (and retained a 10.79% Partnership Interest as general partner) together with rights to distributions on such interest due April 15, 2015 with respect to 2014 and the distribution with respect to the first quarter of 2015 (the “Distribution Rights”);

WHEREAS, on the date hereof, and immediately following the foregoing distribution, the Company redeemed (the “Redemption”) Memco’s entire 49.9% Member Interest in the Company in consideration for (i) the 10.75% Partnership Interest (which, immediately upon the Redemption became a Limited Partner interest), including the Distribution Rights, (ii) 49.9% of all cash owned or held by the Company or the Company Sub (in bank accounts or otherwise) as of the date of hereof and (iii) Memco’s assumption of the Assumed Obligations (the consideration set forth in clauses (i)—(iii), collectively, the “Redemption Consideration”), and, as a result of the Redemption, as of the Effective Time, (a) Memco is no longer a Member of the Company and has no Capital Account, Member Interest or other limited liability company or other equity interest in the Company and (b) the Company is obligated to make certain payments to GECC, as more fully set forth in Article 10;

WHEREAS, in consideration of, and as a material inducement and condition to, GECC agreeing to the Fall Away Event and the Redemption, the Members agreed to execute this Agreement restricting or prohibiting certain actions and protecting GECC’s rights to payment as contemplated herein and remedies with respect thereto;

WHEREAS, Memco, in consideration of, and as a material inducement to acquiring the 49.9% Member Interest and completing the Redemption, has agreed to become a party to this Agreement to enforce the GE Protection Provisions for its own account as well as for the benefit of GECC and the Initial GE Members;

WHEREAS, the Members and Memco now desire to amend and restate in its entirety the First Amended LLC Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree that the First Amended LLC Agreement is hereby amended and restated in its entirety by this Agreement, and as so amended and restated hereby shall read in its entirety as follows:

ARTICLE 1

THE LIMITED LIABILITY COMPANY

1.1                               Formation; Membership and Memco.

(a)                                 The Company was formed under and pursuant to the provisions of the Act to engage in the business hereinafter described for the period and upon the terms and conditions hereinafter set forth.

(b)                                 The Members have contributed to the capital of the Company the Capital Contributions set forth on Schedule A and own the Percentage Interests set forth on Schedule B.

(c)                                  On February 20, 2015, each Initial GE Member contributed and assigned its entire Membership Interest to Memco in accordance with the First Amended LLC Agreement and, as a result, Memco became the owner of a 49.9% Member Interest in the Company.  Following such contribution and assignment, on the date hereof, the Company effected the Redemption of the 49.9% Member Interest from Memco in exchange for the Redemption Consideration.  As a result of such contribution and assignment and the Redemption, none of the Former GE Members is a Member of the Company or has any Capital Account, Member Interest or other limited liability company or other equity interest in the Company.

(d)                                 Memco is a party to this Agreement for purposes of the GE Protection Provisions, including exercising and enforcing its rights (for its own benefit and for the benefit of the Initial GE Members and GECC) under the GE Protection Provisions, and shall remain a party with respect to such GE Protection Provisions while those provisions are in effect as provided in Section 2.41.  Each of the Members acknowledges and agrees that Memco will have the right to enforce all obligations of the Company to the Initial GE Members, Memco and GECC including those obligations outlined in Article 10.  For the avoidance of doubt, and notwithstanding anything to the contrary contained in this Agreement, neither GECC nor Memco is a Member or has a Member Interest or other limited liability company or other equity interest in the Company by virtue of Memco being a party to this Agreement, GECC being a third party beneficiary or otherwise.

1.2                               Certificate of Limited Liability Company.  PTLC, as Managing Member, executed and caused to be filed a Certificate of Formation of the Company in the office of the Secretary of State of the State of Delaware on April 10, 2012 (the “Certificate”).  The Managing Member hereafter shall execute such further documents and take such further action as shall be appropriate to comply with all requirements of Law for the formation and operation of a limited liability company in the State of Delaware.

1.3                               Name.  The name of the Company is “LJ VP Holdings LLC”.

1.4                               Character of Business.  Following the Effective Time, the business of the Company shall be limited exclusively to (a) owning the member interests of the Company Sub and directing the Company Sub’s activities as general partner or limited partner of the Partnership, as applicable, (b) making payments required under Section 10.1 and (c) sales, debt or equity offerings which may be required in accordance with this Agreement under Section 10.3.  The Company shall have and exercise all the powers now or hereafter conferred by the Laws of the State of Delaware on limited liability companies formed under the Laws of that State to do any and all things as fully as natural persons might or could do as are not prohibited by Law, but only as necessary or appropriate to effectuate the purpose of the Company set forth in the immediately preceding sentence.  The business of the Company shall be conducted in accordance with, and any action required or permitted to be taken by the Managing Member or any Non-Managing Member shall be taken in compliance with, all applicable Laws.

1.5                               Certain Business Policies.  The Company, on behalf of itself and the Company Sub, will maintain the standards and abide by the policies set forth in the Partnership’s Code for Business Conduct in effect as of the Effective Time as if the Company were the Partnership thereunder.  The Company shall conduct its business and the business of the Company Sub in accordance with such policies, as the same may be amended from time to time in accordance with Subsection 6.4(b)(iii).

1.6                               Principal Offices.  The location of the principal offices of the Company shall be at 2675 Morgantown Road, Reading, Pennsylvania 19607, or at such other location as may be selected from time to time by the Managing Member.  If the Managing Member changes the location of the principal offices of the Company, the Non-Managing Members and, until the GE Termination Date, Memco, shall be notified in writing within thirty (30) days thereafter. In addition, if prior to the GE Termination Date the Managing Member proposes to change the principal office to a location outside of the United States, it must obtain the prior written consent of Memco. The Company may maintain such other offices at such other places as the Managing Member deems advisable.

1.7                               Fiscal Year.  The fiscal year of the Company shall be the calendar year (the “Company Year”).

1.8                               Accounting Matters.  Unless otherwise specified herein, all accounting determinations hereunder shall be made, all accounting terms used herein shall be interpreted, and all financial statements required to be delivered hereunder shall be prepared, in accordance with Generally Accepted Accounting Principles applied on a consistent basis with prior periods, except, in the case of such financial statements, for departures from Generally Accepted Accounting Principles that may from time to time be approved in writing by the Auditor who is at the time reporting on such financial statements and with respect to any periods ending prior to or including the Effective Date, approved in writing by Memco if such departure with respect to the Company and Company Sub would have any adverse impact on Memco, the Initial GE Members or GECC.

ARTICLE 2

DEFINITIONS

The following defined terms used in this Agreement shall have the respective meanings specified below.

2.1                               Act.  “Act” shall have the meaning ascribed to such term in the first recital of this Agreement.

2.2                               Adjusted Capital Account Deficit.  “Adjusted Capital Account Deficit” shall mean, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant taxable year or other period, after giving effect to the following adjustments:

(i)                                     Credit to such Capital Account any amounts that such Member is obligated to restore (pursuant to the terms of this Agreement or otherwise) or deemed obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii)                                  Debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704- 1 (b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

2.3                               Affiliate.  “Affiliate” shall mean, with respect to any specified Person, any other Person that, at the time of determination, (i) directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with, such specified Person, (ii) beneficially owns or Controls ten percent (10%) or more of any class or series of outstanding voting securities of such specified Person, (iii) is a managing member, manager or general partner of such specified Person, or (iv) is an officer, director, managing member, manager or general partner of any of the foregoing.

2.4                               Agreement.  This “Agreement” shall refer to this Second Amended and Restated Limited Liability Company Agreement, including the Schedules hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

2.5                               Alternate Transaction.  “Alternate Transaction” shall have the meaning ascribed to such term in Section 10.3.

2.6                               Alternative Structure.  “Alternative Structure” or “Alternative Structures” shall have the meaning ascribed to such term in Section 10.3.

2.7                               Assumed Obligations.  “Assumed Obligations” shall have the meaning ascribed to such term in the Redemption Agreement.

2.8                               Auditor.  “Auditor” shall mean Deloitte LLP, or any successor firm of independent auditors, which until the Indemnification Satisfaction Date shall be selected pursuant to Subsection 6.4(g) of the Partnership Agreement.

2.9                               Backstop Defaulting Member.  “Backstop Defaulting Member” shall have the meaning ascribed to such term in Section 5.1.

2.10                        Backstop Indemnity Obligation.  “Backstop Indemnity Obligation” shall mean the obligation of each of PTLC and PAG and its permitted successors and permitted assigns for payment of its Co-Obligation Fee and Indemnified Amount (as such terms are defined in its Indemnification Agreement).

2.11                        Bankruptcy.  The “Bankruptcy” of a Member shall mean (i) the filing by a Member of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code or any other federal or state insolvency Law, or a Member’s filing an answer consenting to or acquiescing in any such petition, (ii) the making by a Member of any assignment for the benefit of its creditors or (iii) the expiration of sixty (60) days after the filing of an involuntary petition under Title 11 of the United States Code, an application for the appointment of a receiver for the assets of a Member, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other federal or state insolvency Law, provided that the same shall not have been vacated, set aside or stayed within such sixty (60) day period.

2.12                        Bond Indenture.  “Bond Indenture” shall mean that certain Senior Indenture, dated as of April 30, 2012, by and among GECC and the Company as issuers thereunder and The Bank of New York Mellon, as Trustee, as in effect as of the Effective Date, together with an Officers’ Certificate of even date therewith delivered in accordance with Section 2.02 thereof and a supplemental indenture dated as of the date hereof, to reflect the Fall Away Event.

2.13                        Bonds.  “Bonds” shall mean the senior unsecured notes issued on April 30, 2012 by the Company and GECC, as co-obligors, in an aggregate principal amount of $700,000,000, pursuant to the Bond Indenture, which ceased to be an obligation of the Company as a result of the Fall Away Event, in effect at the Effective Time; provided, however, that the Company remains liable to make the payments to GECC required under Article 10 with respect to the Bonds.

2.14                        Bonds Interest Payment Date.  “Bonds Interest Payment Date” shall mean the date that any Interest Obligations are due and payable to the holders of the Bonds as set forth in the Bond Indenture as in effect at the Effective Time.

2.15                        Bonds Maturity Date.  “Bonds Maturity Date” shall mean the date that the Maturity Obligations are due and payable to the holders of the Bonds as set forth in the Bond Indenture as in effect at the Effective Time.

2.16                        Business Day.  “Business Day” shall mean any day other than a Saturday or Sunday or other day that commercial banks are required or permitted to be closed in New York City.

2.17                        Capital Account.  “Capital Account” shall mean, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:

(i)                                     To each Member’s Capital Account there shall be credited such Member’s Capital Contributions, such Member’s distributive share of Profits and any items in the nature of income or gain that are specially allocated pursuant to Section 5.3 or Section 5.4, and the amount of any Company liabilities assumed by such Member or that are secured by any Company property distributed to such Member;

(ii)                                  To each Member’s Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Company property distributed to such Member pursuant to any provision of this Agreement, such Member’s distributive share of Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 5.3 or Section 5.4, and the amount of any liabilities of such Member assumed by the Company or that are secured by any property contributed by such Member to the Company.

(iii)                               In the event all or a portion of an interest in the Company is Transferred, in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

(iv)                              In determining the amount of any liability for purposes of subparagraphs (i) and (ii) and the definition of “Capital Contribution,” there shall be taken into account Code Section 752 (c) and any other applicable provisions of the Code and Regulations.

2.18                        Capital Contribution.  “Capital Contribution” shall mean, with respect to any Member, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Company by such Member (or its predecessors in interest) with respect to the Member Interest of such Member.

2.19                        Certificate.  “Certificate” shall have the meaning ascribed to such term in Section 1.2.

2.20                        Code.  “Code” shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time, or the corresponding provisions of any successor statute.

2.21                        Company.  “Company” shall have the meaning ascribed to such term in the first paragraph of this Agreement.

2.22                        Company Minimum Gain.  “Company Minimum Gain” shall have the same meaning as the term “partnership minimum gain” in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

2.23                        Company Sub.  “Company Sub” shall have the meaning set forth in the fifth recital of this Agreement.

2.24                        Company Year.  “Company Year” shall have the meaning ascribed to such term in Section 1.7.

2.25                        Control.  “Control” (including the correlative terms “Controlling,” “Controlled by” and “under common Control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

2.26                        Deemed Transfer.  “Deemed Transfer” shall have the meaning ascribed to such term in Subsection 8.2(e).

2.27                        Default Rate.  “Default Rate” shall mean a rate of interest per annum equal to the Prime Rate as it may change from time to time plus 2.5%, provided that the Default Rate shall not exceed a rate that may be lawfully charged.

2.28                        Depreciation.  “Depreciation” shall mean, for each taxable year or portion of a taxable year for which the Company is required to allocate Profits, Losses, or other items pursuant to Article 5, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such year or other period, except that (i) with respect to any asset whose Gross Asset Value differs from its adjusted tax basis for federal income tax purposes and which difference is being eliminated by use of the “remedial allocation method” defined by Treasury Regulation Section 1.704-3(d), Depreciation for such taxable year or portion of a taxable year shall be the amount of the book basis recovered for such taxable year or portion of a taxable year under the rules prescribed in Treasury Regulation Section 1.704-3(d)(2) (notwithstanding anything to the contrary in Subsection 5.6(c)) and (ii) with respect to any other asset whose Gross Asset Value differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the adjusted tax basis of an asset at the beginning of such taxable year or portion of a taxable year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method agreed upon by the Managing Member and, with respect to any period ending prior to or including the Effective Date, Memco, to the extent such modification would have any adverse impact on a Former GE Member.

2.29                        Distribution Rights. “Distribution Rights” shall have the meaning ascribed to such term in the ninth recital of this Agreement.

2.30                        Effective Date.  “Effective Date” shall mean the date on which the Effective Time occurs.

2.31                        Effective Time.  “Effective Time” shall mean the time immediately following the effectiveness of the Redemption.

2.32                        Equity Offering.  “Equity Offering” shall have the meaning ascribed to such term in Section 10.3.

2.33                        Evaluation Material.  “Evaluation Material” shall have the meaning ascribed to such term in Section 6.8.

2.34                        Exchange Act.  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and in effect from time to time, or the corresponding provisions of any successor statute, and the rules and regulations promulgated thereunder.

2.35                        Fall Away Event.  “Fall Away Event” shall have the meaning ascribed to such term in the eighth recital of this Agreement.

2.36                        Financing.  “Financing” shall have the meaning ascribed to such term in Section 10.3.

2.37                        First Amended LLC Agreement.  “First Amended LLC Agreement” shall have the meaning ascribed to such term in the third recital of this Agreement.

2.38                        Former GE Members.  “Former GE Members” shall mean the Initial GE Members and Memco.

2.39                        Funding Loan.  “Funding Loan” shall have the meaning ascribed to such term in Subsection 8.2(e)(iii).

2.40                        GE Logistics Holdco.  “GE Logistics Holdco” shall have the meaning ascribed to such term in the second recital of this Agreement.

2.41                        GE Protection Provisions.  “GE Protection Provisions” shall mean those Sections and Articles set forth in the table below.  Notwithstanding anything to the contrary contained herein, each such Section and Article shall cease to be a GE Protection Provision upon the termination date, if any, set forth opposite such Section or Article.  Any definition in Article 2 that is used or referred to (directly or indirectly) in any GE Protection Provision will be a GE Protection Provision until the termination date, if any, of such GE Protection Provision (it being understood that if a definition is used or referred to in more than one GE Protection Provision, such definition will remain a GE Protection Provision until the last of such GE Protection Provisions terminates as heretofore provided).  Any definition that references Memco or GECC but that is not otherwise used in or referred to (directly or indirectly) in a GE Protection Provision shall be a GE Protection Provision until the GE Termination Date. The provisions of Article 13 and Section 15.2-15.9 in effect as of the date hereof shall continue in place and shall apply to any matter or dispute involving Memco or GECC regardless of any changes which may be made to those provisions subsequent to the date hereof, unless Memco provides its prior written consents to such amendment.

Section	Termination Date
1.1(d)	None
1.4	Indemnification Satisfaction Date
1.5	GE Termination Date
1.6	GE Termination Date
1.8	Statutory Termination Date
3.3	Statutory Termination Date
3.5	Indemnification Satisfaction Date
4.2	GE Termination Date
5.1	Indemnification Satisfaction Date
5.2-5.7	Statutory Termination Date
6.1	None
6.2	Indemnification Satisfaction Date
6.3(a) and (d)	Indemnification Satisfaction Date
6.3(c)	GE Termination Date
6.4(a)(i), (v) and (vii)	None
6.4(a)(ii)-(iv), (vi) and (viii)-(x)	GE Termination Date
6.4(b)(i)-(iv)	Indemnification Satisfaction Date
6.4(b)(v)-(vi)	Statutory Termination Date
6.4(b)(vii)-(x)	Indemnification Satisfaction Date
6.5	None
6.6	None
6.7	Indemnification Satisfaction Date
6.8	GE Termination Date
6.9	GE Termination Date
Article 7	Indemnification Satisfaction Date
8.1	GE Termination Date
8.2	GE Termination Date
9.1(a)-(b)	GE Termination Date
9.1(c)	Indemnification Satisfaction Date
9.2(a)-(e) and (g)	Indemnification Satisfaction Date
9.2(f)	None
9.5(b)	Indemnification Satisfaction Date
9.5(c)	Indemnification Satisfaction Date
9.5(e)	Indemnification Satisfaction Date
9.9	Indemnification Satisfaction Date
9.10	Indemnification Satisfaction Date
Article 10	Indemnification Satisfaction Date
Article 11	None
12.1	Indemnification Satisfaction Date
12.3	Indemnification Satisfaction Date
15.1	None

2.42                        GE Tennessee.  “GE Tennessee” shall have the meaning ascribed to such term in the second recital of this Agreement.

2.43                        GE Termination Date.  “GE Termination Date” shall mean the later of the Indemnification Satisfaction Date and the Statutory Termination Date.

2.44                        GE Truck Leasing Holdco.  “GE Truck Leasing Holdco” shall have the meaning ascribed to such term in the second recital of this Agreement.

2.45                        GECC.  “GECC” shall mean General Electric Capital Corporation, a Delaware corporation.

2.46                        GECC Consolidated Group.  “GECC Consolidated Group” shall mean the consolidated group, determined in accordance with Generally Accepted Accounting Principles, of which GECC is the common parent.

2.47                        GECC Obligations.  “GECC Obligations” shall have the meaning ascribed to such term in Section 10.1.

2.48                        Generally Accepted Accounting Principles.  “Generally Accepted Accounting Principles” shall refer to generally accepted accounting principles as in effect from time to time in the United States of America.

2.49                        General Partner Activities.  “General Partner Activities” shall have the meaning ascribed to such term in Section 4.2.

2.50                        Governmental Authority.  “Governmental Authority” shall mean any (i) U.S., foreign, federal, state, local or other government, (ii) governmental commission, board, body, bureau, agency, department or other judicial, regulatory or administrative authority of any nature, including courts, tribunals and other judicial bodies, (iii) any self-regulatory body or authority, and (iv) any instrumentality or entity designed to act for or on behalf of the foregoing in exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

2.51                        Gross Asset Value.  “Gross Asset Value” shall mean, with respect to any asset, the asset’s adjusted basis for federal income tax purposes except as follows:

(1)                                 The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as agreed to by the Contributing Member and the Managing Member at the time of such contribution;

(2)                                 The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as proposed by the Managing Member, as of the following times: (a) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for a Member Interest; (c) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g); and (d) in connection with the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a member capacity, or by a new Member acting in a member capacity in anticipation of being a Member; provided, however, that adjustments pursuant to clauses (a), (b) and (d) above shall be made only if the Managing Member reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(3)                                 The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the distributee and the Managing Member, provided that, if the distributee is the Managing Member or an Affiliate of the Managing Member, the determination of the fair market value of the distributed asset at any time prior to the Effective Time shall require the prior written approval of Memco; and

(4)                                 The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Section 743(b) but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to (a) Regulations Section 1.704-1(b)(2)(iv)(m) and (b) subparagraph (vi) of the definition of “Profits” and “Losses” in Subsection 2.88 or Subsection 5.3(g), provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (4) to the extent the Managing Member determines that an adjustment pursuant to subparagraph (2) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (4).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to Subsections 2.51(1), (2), or (4) hereof, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

2.52                        Holdings Post Fall-Away Obligations. “Holdings Post Fall-Away Obligations” shall have the meaning ascribed to such term in eighth recital of this Agreement.

2.53                        Indemnification Agreements.  “Indemnification Agreements” shall mean (i) the Amended and Restated PTLC Co-Obligation Fee, Indemnity and Security Agreement, dated as of the date hereof, by and among PTLC, Penske System, Inc. and GECC, (ii) the Amended and Restated PAG Co-Obligation Fee, Indemnity, and Security Agreement, dated as of the date hereof, by and between PAG and GECC, each as may be amended, restated, supplemented or otherwise modified from time to time and (iii) any instrument of assumption or indemnification executed by any transferee of Member Interests that sets forth such transferee’s agreement to be bound by all of the provisions of an Indemnification Agreement in connection with a Sale of Member Interests pursuant to Article 9.

2.54                        Indemnification Satisfaction Date.  “Indemnification Satisfaction Date” shall mean the 124th day after (i) the final payment of all GECC Obligations by the Company to GECC pursuant to Article 10 or, (ii) if the Company does not have sufficient funds to make the payments to satisfy the GECC Obligations in full, as and when they become due, the final payment by PTLC and PAG of any Indemnified Amounts (as defined under the Indemnification Agreements); provided, however, that if during such 124-day period (i) any voluntary or involuntary petition is filed seeking liquidation, reorganization, arrangement or readjustment, in any form, of the debts of the Company, PTLC, PAG or the Company Sub (the “Relevant Entities”) under Title 11 of the United States Code or any other federal or state insolvency Law, which, in the case of an involuntary petition, is not dismissed within 90 days after such filing (ii) any Relevant Entity makes an assignment for the benefit of its creditors or (iii) any action is brought to avoid or rescind the payments contemplated by Article 10 hereof, the Indemnification Satisfaction Date shall be extended until the earlier of (A) a final decision of a court of competent jurisdiction rejecting such avoidance or rescission claim and (B), in the good faith judgment of Memco, no rescission or avoidance of the payments contemplated by Article 10 in connection with the matters described in clauses (i), (ii) or (iii) is reasonably possible.

2.55                        Initial GE Members.  “Initial GE Members” shall have the meaning ascribed to such term in the fifth recital of this Agreement.

2.56                        Initial Members.  “Initial Members” shall have the meaning ascribed to such term in the second recital of this Agreement.

2.57                        Interested Party.  “Interested Party” shall have the meaning ascribed to such term in Section 6.5.

2.58                        Interest Obligations.  “Interest Obligations” shall mean the scheduled interest payment obligations required under the Bonds and the Bond Indenture (other than the interest component of any Maturity Obligations).

2.59                        Investment Company Act.  “Investment Company Act” shall mean the United States Investment Company Act of 1940, as amended and in effect from time to time, or the corresponding provisions of any successor statute, and the rules and regulations thereunder.

2.60                        Law.  “Law” shall mean any applicable foreign or domestic, federal, state or local statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or requirement of any Governmental Authority or any arbitration tribunal.

2.61                        Lien.  “Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

2.62                        Managing Member.  “Managing Member” shall mean initially PTLC until such time as it withdraws or is replaced in accordance with this Agreement, any Person substituted therefor in accordance with the terms of this Agreement and any Person admitted from time to time as a managing member in the Company in accordance with this Agreement.

2.63                        Maturity Date.  “Maturity Date” shall mean the original scheduled maturity of the Bonds as reflected in the Bond Indenture.

2.64                        Maturity Obligations.  “Maturity Obligations” shall mean an aggregate amount sufficient to satisfy all obligations due on the Maturity Date, including principal and interest, pursuant to the Bond Indenture.

2.65                        Member.  “Member” shall mean the Non-Managing Member and Managing Member and shall include each Person subsequently admitted from time to time as a member in the Company in accordance with Article 9 of this Agreement.  For the avoidance of doubt, neither Memco nor GECC is a Member or a member of the Company.

2.66                        Member Interest.  “Member Interest” shall refer, with respect to a given Member as of a given date, to such Member’s interest as a Managing Member in the Company (if any) and such Member’s interest as a Non-Managing Member in the Company (if any), in each case as of such date, including any and all benefits to which the holder of such an interest may be entitled as provided in this Agreement, together with all obligations of such Member to comply with the terms and provisions of this Agreement.

2.67                        Member Nonrecourse Debt.  “Member Nonrecourse Debt” shall have the same meaning as the term “partner nonrecourse debt” set forth in Regulations Section 1.704-2(b)(4).

2.68                        Member Nonrecourse Debt Minimum Gain.  “Member Nonrecourse Debt Minimum Gain” shall mean an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with the provisions of Regulations Section 1.704-2(i)(3) relating to “partner Nonrecourse Debt minimum gain.”

2.69                        Member Nonrecourse Deductions.  “Member Nonrecourse Deductions” shall have the same meaning as the term “partner nonrecourse deductions” set forth in Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

2.70                        Memco.  “Memco” shall mean GE Capital Memco, LLC, a Delaware limited liability company and/or any other entity designated by Memco pursuant to Section 9.2(f) as a permitted successor or permitted assignee thereof.

2.71                        Non-Issuing Person.  “Non-Issuing Person” shall have the meaning ascribed to such term in Section 6.8.

2.72                        Non-Managing Member.  “Non-Managing Member” shall mean PAG and shall include each Person admitted from time to time as a non-managing member in the Company.

2.73                        Nonrecourse Deductions.  “Nonrecourse Deductions” shall have the meaning set forth in Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

2.74                        Nonrecourse Liability.  “Nonrecourse Liability” shall have the meaning set forth in Regulations Section 1.704-2(b)(3).

2.75                        Original LLC Agreement.  “Original LLC Agreement” shall have the meaning ascribed to such term in the second recital of this Agreement.

2.76                        PAG.  “PAG” shall have the meaning ascribed to such term in the first Paragraph of this Agreement and shall include any Permitted Intragroup Transferees thereof.

2.77                        PAG Consolidated Group.  “PAG Consolidated Group” shall mean a consolidated group, determined in accordance with Generally Accepted Accounting Principles, of which PAG is the common parent.

2.78                        Partnership.  “Partnership” shall have the meaning ascribed to such term in the fifth recital of this Agreement.

2.79                        Partnership Agreement.  “Partnership Agreement” shall mean the Fourth Amended and Restated Agreement of Limited Partnership dated as of April 30, 2012, as amended on the date hereof, by and among PTLC, PAG, GE Logistics Holdco, GE Truck Leasing Holdco, GE Tennessee, and Memco, as limited partners, and Company Sub, as general partner, as the same may be amended, restated, supplemented or otherwise modified from time to time.

2.80                        Partnership Interests.  “Partnership Interests” shall have the meaning ascribed to such term in the Partnership Agreement.

2.81                        Penske Members.  “Penske Members” shall mean PTLC and shall include any Permitted Intragroup Transferees thereof.

2.82                        Percentage Interest.  The “Percentage Interest” of a Member shall be the percentage ownership set forth next to its respective name on Schedule B hereto, as such Schedule B shall be amended, restated, supplemented, or otherwise modified from time to time to reflect Sales of interests in the Company to the extent permitted by this Agreement.

2.83                        Permitted Intragroup Transferees.  “Permitted Intragroup Transferees” shall mean successors and assigns permitted or required under Subsections 9.2(b), (c) or (e).

2.84                        Permitted Working Capital.  “Permitted Working Capital” shall mean any amounts that the Managing Member reasonably determines are necessary to meet current expenses of the Company, provided that, without the prior written approval of Memco with respect to periods ending prior to or including the Indemnification Satisfaction Date, such amounts shall not exceed $100,000 in the aggregate.

2.85                        Person.  “Person” shall include an individual, a partnership, a corporation, a limited liability company, a trust, an unincorporated organization, a government or any department or agency thereof, and any other entity.

2.86                        Potential Buyer.  “Potential Buyer” shall have the meaning ascribed to such term in Section 6.8.

2.87                        Prime Rate.  “Prime Rate” shall mean the prime rate (the base rate on corporate loans at large U.S.  money center commercial banks) as published in the Wall Street Journal or other equivalent publication if the Wall Street Journal no longer publishes such information.

2.88                        Profits and Losses.  “Profits” and “Losses” shall mean, for each taxable year or portion of a taxable year, an amount equal to the Company’s taxable income or loss for such taxable year or portion of a taxable year, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

(i)                                     Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Subsection 2.88 shall be added to such taxable income or loss;

(ii)                                  Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this Subsection 2.88 shall be subtracted from such taxable income or loss;

(iii)                               In the event the Gross Asset Value of any Company asset is adjusted pursuant to Subsection 2.51(2) or (3) hereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

(iv)                              Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(v)                                 In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such taxable year or portion of a taxable year;

(vi)                              To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 734(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

(vii)                           Notwithstanding any other provision of this definition of “Profits” and “Losses,” any items that are specially allocated pursuant to Sections 5.3 and 5.4 shall not be taken into account in computing Profits or Losses.

The amounts of items of Company income, gain, loss, or deduction available to be specially allocated pursuant to Sections 5.3 and 5.4 shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi).

2.89                        PTLC.  “PTLC” shall have the meaning ascribed to such term in the first Paragraph of this Agreement and shall include any Permitted Intragroup Transferees thereof.

2.90                        PTLC Consolidated Group.  “PTLC Consolidated Group” shall mean the consolidated group, determined in accordance with Generally Accepted Accounting Principles, of which Penske Corporation is the common parent, except that members of the PAG Consolidated Group shall not be deemed members of the PTLC Consolidated Group.

2.91                        Qualified Purchaser.  “Qualified Purchaser” shall mean a “qualified purchaser” as defined in Section 2(a)(51)(A) of the Investment Company Act.

2.92                        Rebuttal.  “Rebuttal” shall have the meaning ascribed to such term in Section 10.3.

2.93                        Recipient Group.  “Recipient Group” shall have the meaning ascribed to such term in Section 6.8.

2.94                        Redemption.  “Redemption” shall have the meaning ascribed to such term in the tenth recital of this Agreement.

2.95                        Redemption Agreement.  “Redemption Agreement” shall have the meaning ascribed to such term in the Subsection 11.1(a).

2.96                        Redemption Consideration. “Redemption Consideration” shall have the meaning ascribed to such term in the tenth recital of this Agreement.

2.97                        Regulated Entities.  “Regulated Entities” shall have the meaning ascribed to such term in Subsection 6.8(b).

2.98                        Regulations.  “Regulations” shall mean the United States Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended, restated, supplemented or otherwise modified from time to time.

2.99                        Regulators.  “Regulators” shall have the meaning ascribed to such term in Subsection 6.8(b).

2.100                 Regulatory Allocations.  “Regulatory Allocations” shall have the meaning ascribed to such term in Section 5.4.

2.101                 Returns.  “Returns” shall have the meaning ascribed to such term in Subsection 8.2(d).

2.102                 Sale.  “Sale” (including, with its correlative meanings, “Sell” and “Sold”) with respect to a Member Interest shall mean any voluntary or involuntary sale, assignment, transfer or other disposition of all or any portion of such Member Interest (or any right or interest therein), including by operation of Law, but, for the avoidance of doubt, does not include the creation of any Liens upon a Member Interest unless the holder of such a Lien acquires all or any portion of such Member Interest or the Member Interest is otherwise sold, transferred or assigned in accordance with the Lien.

2.103                 Schedule.  “Schedule” shall refer to one of several written Schedules to this Agreement, as amended, restated, supplemented or otherwise modified from time to time to the extent permitted by this Agreement, each of which is hereby incorporated into and made a part of this Agreement for all purposes.

2.104                 Securities Act.  “Securities Act” shall mean the Securities Act of 1933, as amended and in effect from time to time, or the corresponding provisions of any successor statute, and the rules and regulations promulgated thereunder.

2.105                 Statutory Termination Date.  “Statutory Termination Date” shall mean the 60th day following the expiration of the statute of limitations for assessment of taxes with respect to all Returns covering any period ending prior to or including the Effective Time.

2.106                 Subsidiary.  “Subsidiary” shall refer to (i) any corporation (or equivalent legal entity under foreign Law) of which another Person owns directly or indirectly more than fifty percent (50%) of the stock, the holders of which are ordinarily and generally, in the absence of contingencies or understandings, entitled to vote for the election of directors, (ii) any limited liability company in which such Person owns directly or indirectly more than fifty percent (50%) of the membership interests, (iii) any partnership in which such other Person owns directly or indirectly more than fifty percent (50%) of the partnership interests and (iv) any other entity of which another Person has the voting power to elect the majority of the members of the board of directors, the board of managers, or a similar body of such entity.

2.107                 Third-Party Sale.  “Third-Party Sale” shall have the meaning ascribed to such term in Section 10.2.

2.108                 Transaction Notice.  “Transaction Notice” shall have the meaning ascribed to such term in Section 10.3.

2.109                 Transfer.  “Transfer” shall mean any Sale or creation of a Lien.

2.110                 Trustee.  “Trustee” shall mean, The Bank of New York Mellon, or any successor thereto appointed as trustee pursuant to the Bond Indenture.

2.111                 Trustee Affiliate.  “Trustee Affiliate” shall mean, with respect to the Trustee, any other Person that, at the time of determination, directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with, the Trustee.

2.112                 General Provisions.  Unless the context otherwise requires, as used in this Agreement (i) the terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision; (ii) terms used herein in the singular also include the plural and vice versa; (iii) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; (iv) any pronoun shall include the corresponding masculine, feminine and neuter forms; (v) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (vi) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (vii) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Section of, and Exhibits and Schedules to, this Agreement; and (viii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE 3

CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

3.1                               Capital Contribution.  Each of PTLC and PAG made the Capital Contributions set forth on Schedule A hereto, and, effective as of the Effective Time, the Percentage Interest of each Member in the Company is as set forth on Schedule B hereto.

3.2                               Capital Accounts.  A Capital Account shall be established and maintained for each Member on the books of the Company.  Each Member’s interest in the capital of the Company shall be represented by its Capital Account.

3.3                               Compliance with Treasury Regulations. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b) (or any corresponding provision of succeeding Law) and shall be interpreted and applied in a manner consistent with such Regulation.  In the event the Managing Member shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulation, the Company may make such modifications; provided, however that any modification with respect to a period ending prior to or including the Effective Date, to the extent such modification would have any adverse impact on a Former GE Member, must first be approved by Memco in writing.  The Company also shall make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-1(b) (or any corresponding provisions of succeeding Law), provided that such modification shall not have a material adverse effect on the economic position of any Member.

3.4                               Succession to Capital Accounts.  In the event any interest in the Company is Sold in accordance with the terms of this Agreement and Article 9 of the Partnership Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.  For purposes of the immediately preceding sentence, the portion of the Capital Account to which the transferee succeeds shall be that percentage of the transferor’s total Capital Account as the Percentage Interest being Sold bears to the total Percentage Interest of the transferor, taking into account Section 9.6.

3.5                               No Withdrawal of Capital Contributions.  No Member shall withdraw any Capital Contributions without the unanimous written approval of the other Members and, until the Indemnification Satisfaction Date, the prior written approval of Memco.  No Member shall receive any interest with respect to its Capital Contributions.

ARTICLE 4

COSTS AND EXPENSES

4.1                               Organizational and Other Costs.  The Company has paid or shall cause to be paid all costs and expenses incurred in connection with the formation and organization of the Company.  Such costs and expenses borne by the Company include all related accounting, trustee, administrative, tax, consulting, filing and registration costs.

4.2                               Operating Costs.  The Company shall (i) pay or cause to be paid all costs and expenses of the Company incurred in pursuing and conducting, or otherwise related to, the business of the Company, including all legal, trustees and accountants’ costs and expenses relating thereto whether billed to the Company, its Members or Memco or one of its Affiliates, and (ii) reimburse the Managing Member for any reasonable documented out-of-pocket costs and expenses incurred by it in connection therewith (including in the performance of its duties as Tax Matters Partner); provided that, at any time the Company Sub acts as general partner of the Partnership (the “General Partner Activities”), neither the Managing Member nor the Company Sub shall be entitled to pay from Company funds or Company Sub funds nor be reimbursed by the Company for any costs, expenses or liabilities incurred in connection with such General Partner Activities.

ARTICLE 5

DISTRIBUTIONS; COMPANY ALLOCATIONS;
TAX MATTERS

5.1                               Distributions Prior to Dissolution.  Prior to the Indemnification Satisfaction Date, the Managing Member shall not make distributions to the Members, except the deemed distributions to Members required by Section 10.1 or this Section 5.1 and distributions to Members specifically approved in writing in advance by Memco, which distributions shall be made to all Members (or only to GECC in the case of deemed distributions to any Members pursuant to Section 10.1 or this Section 5.1) in proportion to their Percentage Interests; provided, that, if any of PTLC or PAG is in breach of any Backstop Indemnity Obligation (the “Backstop Defaulting Member”), at the option of Memco, all or a portion of any cash or cash equivalents on hand at the Company, except Permitted Working Capital, will be required to be distributed to all Members in proportion to their Percentage Interests, with any distributions otherwise payable to any Backstop Defaulting Member being paid by the Company directly to GECC to the extent of all damages, losses, liabilities, costs and expenses incurred by GECC or any of its Affiliates arising or resulting from or attributable to any breach of or default of such Member under a Backstop Indemnity Obligation at such time; provided, further, that such distributions payable to a Backstop Defaulting Member but paid to GECC will be deemed paid to the Backstop Defaulting Member and directed by such Backstop Defaulting Member to be paid directly to GECC on behalf of such Backstop Defaulting Member; and provided, further, that in case of a breach of a Backstop Indemnity Obligation, in addition to or in lieu of its right to force distributions to the Members and payments directly to GECC as described above, Memco shall have the right to direct the Company to pay an amount (other than amounts reserved as Permitted Working Capital which the Company shall retain) owing by the Backstop Defaulting Member to GECC, up to the amount owed by such Backstop Defaulting Member, to GECC, which amount shall be treated as (a) loaned by the Company to the Backstop Defaulting Member(s), and (b) used by the Backstop Defaulting Member(s) to pay their Backstop Indemnity Obligation(s) to GECC.  The loan described in clause (a) above shall (i) accrue interest at the Default Rate, and (ii) shall be payable on the Bonds Maturity Date.  Following the Indemnification Satisfaction Date, the Managing Member may make distributions to the Members in proportion to their Percentage Interests.

5.2                               Company Allocations.

(a)                                 Profits and Losses.  For each taxable year or portion of a taxable year for which the Company is required to allocate Profits, Losses, or other items pursuant to this Article 5, after giving effect to the special allocations set forth in Sections 5.3 and 5.4, Profits and Losses of the Company shall be allocated to the Members and the Former GE Members, as the case may be, in proportion to their Percentage Interests for all relevant periods ending prior to the Effective Date and with respect to any period ending after but including the Effective Date in accordance with Section 5.5(c) and to the Members in proportion to their Percentage Interests for all relevant periods (or portions thereof) commencing after the Effective Date, subject to the limitation in Subsection 5.2(b) with respect to the allocation of Losses.  Solely for purposes of this Section 5.2 (a)-(g) and Sections 5.3, 5.4, 5.5 and 5.6, the reference to “Members” shall include the Former GE Members to the extent covering periods ending prior to or including the Effective Time using the Percentage Interest of the Members and the Former GE Members at the applicable time.

(b)                                 Loss Limitation.  The Losses allocated pursuant to Subsection 5.2(a) shall not exceed the maximum amount of Losses that can be so allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any taxable year.  All losses otherwise allocable to a Member in excess of the limitation set forth in this Subsection 5.2(b) shall be allocated (A) in the case of any Penske Member and PAG, to those Penske Members and PAG without such an Adjusted Capital Account Deficit in proportion to and to the extent of the amount of Losses that can be allocated to each such Penske Member and PAG without causing it to have an Adjusted Capital Account Deficit, (B) with respect to any period ending prior to or including the Effective Time (consistent with Section 5.5(c)), in the case of any Former GE Member, to the other Former GE Members without such an Adjusted Capital Account Deficit in proportion to and to the extent of the amount of Losses that can be allocated to each such Former GE Member without causing in each case such Former GE Member to have an Adjusted Capital Account Deficit, and (C) in the case of any such excess Losses not allocated to a Member under clause (A) or clause (B) of this Subsection 5.2(b), to each Member without such an Adjusted Capital Account Deficit, after the application of clauses (A) and (B) of this Subsection 5.2(b), in proportion to and to the extent of the amount of Losses that can be allocated to each such Member without causing it to have an Adjusted Capital Account Deficit.

(c)                                  Initial GE Members, Memco and GECC.  As of February 20, 2015, each of the Initial GE Members ceased to be a Member and ceased to have any Capital Account, Member Interest or limited liability company or other equity interest in the Company.  As of the date hereof, Memco ceased to be a Member and ceased to have any Capital Account, Member Interest or limited liability company or other equity interest in the Company and shall not, with respect to any periods (or portions thereof) commencing after the Effective Time, be allocated any Profits, Losses or other items pursuant to this Article 5, including any special allocations.  GECC is not a Member, has no Capital Account, Member Interest or limited liability company or other equity interest in the Company and shall not be allocated any Profits, Losses or other items pursuant to this Article 5, including any special allocations.

5.3                               Special Allocations.  The following special allocations shall be made in the following order:

(a)                                 Minimum Gain Chargeback.  Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding any other provision of this Article 5, if there is a net decrease in Company Minimum Gain during any Company taxable year, each Member shall be specially allocated items of Company income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704¬2(g).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto.  The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2).  This Subsection 5.3(a) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(b)                                 Member Minimum Gain Chargeback.  Except as otherwise provided in Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Article 5, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Company taxable year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto.  The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2).  This Subsection 5.3(b) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c)                                  Qualified Income Offset.  In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Regulations Section 1.704- 1(b)(2)(ii)(d)(4), Section 1.704-1(b)(2)(ii)(d)(5), or Section 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Subsection 5.3(c) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 5 have been tentatively made as if this Subsection 5.3(c) and Subsection 5.3(h) were not in the Agreement.

(d)                                 Gross Income Allocation.  In the event any Member has a deficit Capital Account at the end of any taxable year that is in excess of the sum of (i) the amount such Member is obligated to restore (pursuant to the terms of this Agreement or otherwise) and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible; provided that an allocation pursuant to this Subsection 5.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article 5 have been made as if Subsections 5.3(c) and 5.3(h) and this Subsection 5.3(d) were not in the Agreement.

(e)                                  Nonrecourse Deductions.  Nonrecourse Deductions for any taxable year shall be specially allocated among the Members in proportion to their Percentage Interests.

(f)                                   Member Nonrecourse Deductions.  Any Member Nonrecourse Deductions for any taxable year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

(g)                                  Code Section 754 Adjustment.  To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Members to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(h)                                 Special Allocation During Period of Liquidation.  In the event that the Capital Accounts of the Members would not otherwise be in proportion to their Percentage Interests in the year liquidating distributions are made under Subsection 12.3(d), after all other allocations provided for in this Article 5 have been made as if this Subsection 5.3(h) were not in the Agreement, items of Company income, gain, loss, or deduction for all taxable years of the Company which include any portion of the period from the date of the event of dissolution described in Section 12.1 that results in the liquidation through the date of the final distribution under Subsection 12.3(d) shall be allocated among the Members in such manner as to cause the Capital Accounts of the Members to be in proportion to their Percentage Interests.  To the extent necessary to achieve Capital Accounts that are in proportion to Percentage Interests, after all other items of income, gain, loss, and deduction have been taken into account under this Subsection 5.3(h), with respect to each Member, an amount equal to the excess, if any, of (i) the product of such Member’s Percentage Interest and the aggregate amount of all of the Members’ Capital Accounts over (ii) the amount that would be the Member’s Capital Account absent application of this sentence shall be treated as paid to such Member as a guaranteed payment, and the corresponding deduction shall be allocated among the other Members as required to achieve the desired proportionality of Capital Accounts.

5.4                               Curative Allocations.  The allocations set forth in Subsection 5.2(b) and Section 5.3, other than Subsection 5.3(h) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations.  It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 5.4.  Therefore, notwithstanding any other provision of this Article 5 (other than the Regulatory Allocations), the Managing Member shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate (without causing an Adjusted Capital Account Deficit for any Member) so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Subsection 5.2(a).  In exercising its discretion under this Section 5.4, the Managing Member shall take into account future Regulatory Allocations under Subsections 5.3(a) and 5.3(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Subsections 5.3(e) and 5.3(f).

5.5                               Other Allocation Rules.

(a)                                 Profits, Losses, and any other items of income, gain, loss, deduction or credit shall be allocated to the Members pursuant to this Article 5 as of the last day of each taxable year, provided that Profits, Losses, and such other items shall also be allocated at such times as the Gross Asset Values of Company assets are adjusted pursuant to subparagraph (2) of Subsection 2.51.

(b)                                 The Members are aware of the income tax consequences of the allocations made by this Article 5 and hereby agree to be bound by the provisions of this Article 5 in reporting their shares of Company income and loss for income tax purposes.

(c)                                  For purposes of determining the Profits, Losses, or any other items of income, gain, loss, deduction, or credit allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis using the closing of the books method or, if proposed by the Managing Member with respect to a particular period, any other permissible method under Code Section 706 and the Regulations thereunder; provided, however, that such other method must be approved by Memco for any period ending prior to or including the Effective Date, to the extent such other method would have any adverse impact on a Former GE Member.

(d)                                 Any “excess nonrecourse liability” of the Company, within the meaning of Regulations Section 1.752-3(a)(3), shall be allocated among the Members in accordance with the Members interests in Company profits.  Solely for purposes of this Subsection 5.5(d), the Members’ interests in Company profits are in proportion to their Percentage Interests.

5.6                               Tax Allocations; Code Section 704(c).

(a)                                 In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value.

(b)                                 In the event the Gross Asset Value of any asset of the Company shall be adjusted pursuant to the provisions of this Agreement, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Section 704(c) of the Code and the Treasury Regulations thereunder.

(c)                                  Any elections or other decisions relating to such Section 704(c) allocations shall be made by the Members in any manner that reasonably reflects the purpose and intention of this Agreement.  Section 704(c) allocations pursuant to this Section 5.6 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

(d)                                 Except as otherwise determined by the Managing Member, the Company shall use the “traditional method” (as defined in Regulations Section 1.704-3(b)) for purposes of computing section 704(c) allocations with respect to property contributed to the Company with a Gross Asset Value that differs from its adjusted tax basis at the time of contribution, and for purposes of computing reverse section 704(c) allocations with respect to property for which differences between Gross Asset Value and adjusted tax basis are created when the Company revalues Company property pursuant to Regulations Section 1.704-1(b)(2)(iv)(f); provided, however, that such other method must be approved by Memco for any period ending prior to or including the Effective Date, to the extent such other method would have any adverse impact on a Former GE Member.

5.7                               Accounting Method.  The books of the Company (for tax reporting purposes) shall be kept on an accrual basis.  Any change in the accounting method affecting periods ending prior to or including the Effective Date will require the prior written consent of Memco to the extent such change would have any adverse impact on a Former GE Member.

ARTICLE 6

MANAGEMENT

6.1                               Rights and Duties of the Non-Managing Members and Others.  Neither the Non-Managing Members, Memco nor GECC shall participate in the control of the business of the Company or have any power to act for or bind the Company.  The Non-Managing Members shall have the right to approve certain actions proposed to be taken by the Managing Member and certain voting rights, all as set forth herein.  In addition, as set forth in this Article 6 and elsewhere in this Agreement, Memco shall have the right to approve or consent (or withhold its approval or consent) with respect to certain actions proposed to be taken by the Managing Member or the Company, all as set forth herein.  If Memco’s approval or consent is required under any provision of this Agreement and it is not granted by Memco in writing, such action shall not be taken until such approval or consent is no longer required or until it is granted, and any action taken without such approval or consent shall be null and void and of no force or effect whatsoever; provided, however, that, with respect to each provision of this Agreement that requires the approval or consent of Memco, Memco shall provide its approval or consent or notify the Company that it shall not provide its approval or consent timely following receipt by Memco of a written request for consent outlining in reasonable detail the matter for which Memco’s approval or consent is being sought.

6.2                               Fiduciary Duty of Managing Member.  The Managing Member shall have fiduciary responsibility for the safekeeping and use of all funds and assets (including records) of the Company and the Company Sub, whether or not in its immediate possession or control. The Managing Member shall not employ, or permit any other Person to employ, such funds or assets in any manner except for the exclusive benefit of the Company and the Company Sub, as applicable.

6.3                               Powers of Managing Member.

(a)                                 Subject to the terms and conditions of this Agreement, the Managing Member shall have full and complete charge of all affairs of the Company, and the management and control of the Company’s business as described in Section 1.4 shall rest exclusively with the Managing Member.  The Managing Member shall be required to devote to the conduct of the business of the Company such time and attention as is necessary to accomplish the purposes, and to conduct properly the business, of the Company.

(b)                                 By executing this Agreement, each Non-Managing Member shall be deemed to have consented to any exercise by the Managing Member of any of the foregoing powers.

(c)                                  The Managing Member shall cause Schedule B to be amended to reflect any Sale of a Member’s Member Interest (to the extent permitted by this Agreement), the total Member Interest of each Member, any change in name of the Company or change in the name or names under which the Company conducts its business (to the extent permitted by this Agreement), and receipt by the Company of any notice of change of address of a Member.  The amended Schedule B, which shall be kept on file at the principal office of the Company, shall supersede all such prior Schedules and become part of this Agreement, and the Managing Member shall promptly forward a copy of the amended Schedule B to each Member and, until the GE Termination Date, Memco, upon each amendment thereof.

(d)                                 Until the Indemnification Satisfaction Date, the Managing Member shall pay all of the Company’s cash and cash equivalents, except for Permitted Working Capital, to GECC as required by the terms of this Agreement.

6.4                               Restrictions on Managing Member’s Authority.

(a)                                 Notwithstanding any other provision of this Agreement, the Managing Member shall not have authority to do any of the following without the prior written consent of the Non-Managing Members that own at least ten percent (10%) of the Partnership Interests of the Partnership and, unless specified otherwise with respect to matters occurring prior to the GE Termination Date (or such later time as expressly set forth below), Memco:

(i)                                     any act in contravention of any provision of this Agreement, which prohibition with respect to any GE Protection Provision will survive the GE Termination Date for so long as such provision is in effect;

(ii)                                  any act which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;

(iii)                               possess Company property, or assign any rights in specific Company property, for other than a Company purpose;

(iv)                              admit a person as a Member or as a member of Company Sub, except as otherwise provided in this Agreement;

(v)                                 amend this Agreement, except in accordance with Section 15.1, which prohibition with respect to any GE Protection Provision shall survive the GE Termination Date for so long as such provision is in effect;

(vi)                              except to the extent permitted by this Agreement, Transfer its interest as a Managing Member of the Company;

(vii)                           knowingly commit any act which would subject any Member, any Former GE Member or GECC to any liabilities of the Company in any jurisdiction in which the Company transacts business, such provision with respect to the Former GE Members or GECC will survive the GE Termination Date;

(viii)                        elect, permit or cause to dissolve the Company or Company Sub, except as expressly permitted herein;

(ix)                              amend or modify the Limited Liability Company Agreement of the Company Sub or the Certificate of Formation of the Company Sub; or

(x)                                 cause or permit the Transfer of any equity interest of the Company in the Company Sub, or of all or any portion of the Partnership Interests held by the Company Sub, except to the extent expressly permitted by this Agreement.

(b)                                 Notwithstanding any other provision of this Agreement, the Managing Member shall not have authority to do any of the following with respect to periods ending prior to or including the Indemnification Satisfaction Date (except as otherwise specifically provided in clauses (v) and (vi) below) without the prior written approval of Memco in its sole discretion:

(i)                                     cause the Company to (A) incur any indebtedness (other than as contemplated under Section 10.3), (B) grant or permit any Liens with respect to any property of the Company or (C) cause or permit any other obligations or liabilities of the Company to exist, except (x) as contemplated by this Agreement or as the Manager of the Company Sub, (y) usual and customary set off rights associated with bank accounts, securities accounts, and similar accounts, or (z) the payment of its taxes and the expenditure of the monies to maintain its good standing and its insurance and obligations for professional and auditing services;

(ii)                                  [RESERVED.]

(iii)                               conduct the Company’s business and the business of the Company Sub in a manner other than in accordance with the Partnership’s Code for Business Conduct in effect as of the Effective Time or as changed if approved pursuant to the Partnership Agreement as if the Company were the Partnership thereunder;

(iv)                              change any policies relating to accounting matters, other than those required by GAAP;

(v)                                 prior to the Statutory Termination Date, determine the accounting methods and conventions to be used in, or any other method or procedure related to, the preparation of the Returns, make any and all elections under the tax Laws of any jurisdiction as to the treatment of items of income, gain, loss, deduction and credit of the Company, or file a Form 8832 - Entity Classification Election or in any other manner make or change an election under U.S.  Treasury Regulations Section 301.7701-3(c)(1) or successor regulations to have the Company taxed as anything other than as a partnership for federal tax purposes or to have the Company Sub taxed as anything other than a disregarded entity for federal tax purposes;

(vi)                              prior to the Statutory Termination Date, take any position for income tax purposes, whether on a Return or otherwise, that is inconsistent with the income tax treatment as agreed to in Subsection 8.2(e);

(vii)                           change the character of the Company’s business from that set forth in clauses (a) and (b) of Section 1.4 hereof, or cause the Company to engage in any activity other than as permitted therein;

(viii)                        form, acquire or hold any subsidiary (other than Company Sub), including any partnership, limited liability company or corporation, or make any investment in any entity (other than Company Sub);

(ix)                              declare or pay any distributions to the Members other than in accordance with Section 5.1 or Section 10.1; or

(x)                                 file a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of the Company’s or Company Sub’s debts under Title 11 of the United States Code or any other federal or state insolvency Law, or file an answer consenting to or acquiescing in any such petition, (ii) make any Transfer for the benefit of the Partnership’s creditors or (iii) allow the expiration of sixty (60) days after the filing of an involuntary petition under Title 11 of the United States Code, the application by a third party for the appointment of a receiver for the assets of the Company or Company Sub, or the filing of an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of the Company’s or Company Sub’s debts under any other federal or state insolvency Law, unless the same shall not have been vacated, set aside or stayed within such sixty (60) day period.

Notwithstanding any other provision of this Agreement, the Managing Member shall not have authority to take any actions described in Subsections 6.4(b)(i) and 6.4(b)(vii) at any time without the prior written approval of PAG in its sole discretion.

6.5                               Other Activities.

(a)                                 Any Member or Memco or GECC (the “Interested Party”) may engage in or possess an interest in other business ventures of any nature or description, independently or with others, whether presently existing or hereafter created, and neither the Company nor any Member other than the Interested Party shall have any rights in or to such independent ventures or the income or profits derived therefrom.

(b)                                 Nothing in this Agreement shall release, terminate or modify the obligations of any Member under Section 6.6 of the Partnership Agreement.

(c)                                  Any Member, not otherwise bound by the terms of the covenant not to compete in Section 6.6 of the Partnership Agreement, that together with its Affiliates holds at least ten percent (10%) of the Partnership Interests in the Partnership, either directly or indirectly through its pro rata share of the Company Sub’s Partnership Interest in the Partnership, shall enter into a covenant not to compete with the Partnership that shall have the same terms and conditions as the covenant not to compete in Section 6.6 of the Partnership Agreement.

6.6                               Exculpation.  Neither the Managing Member nor any Affiliate of the Managing Member nor any of their respective partners, shareholders, officers, directors, employees or agents shall be liable, in damages or otherwise, to the Company or to any of the Members for any act or omission on its or his or her part, except for (a) any act or omission resulting from its or his or her own willful misconduct or bad faith, (b) with respect to the Managing Member only, any breach by the Managing Member of its obligations as a fiduciary of the Company or (c) with respect to the Managing Member only, any breach by the Managing Member of any of the terms and provisions of this Agreement.  The Company shall indemnify, defend and hold harmless, to the fullest extent permitted by Law, the Managing Member and its respective partners, shareholders, officers, directors, employees and agents, from and against any claim or liability of any nature whatsoever arising out of or in connection with the assets or business of the Company, except where attributable to the willful misconduct or bad faith of such individual or entity or where relating to a breach by the Managing Member of its obligations as a fiduciary of the Company or to a breach by the Managing Member of any of the terms and provisions of this Agreement.  The Managing Member shall indemnify, defend and hold harmless to the fullest extent permitted by Law, the Company and each of its Members (other than the Managing Member), each of the Former GE Members and GECC from and against any claim or liability attributable to the Managing Member’s willful misconduct or bad faith or where relating to a breach by the Managing Member of its obligations as a fiduciary of the Company or to a breach by the Managing Member of any of the terms and provisions of this Agreement.  The Managing Member shall indemnify, defend and hold harmless to the fullest extent permitted by Law, each of the Company and the Company Sub from and against any damage, loss, claim, liability or expense incurred by the Company Sub in its capacity as a general partner of the Partnership and for which the applicable creditors or limited partners of the Partnership have no recourse against the Company Sub or Managing Member (including by indemnification or exculpation) under the Act or the Partnership Agreement.

6.7                               Transactions with Affiliates.

(a)                                 Nothing in this Agreement shall preclude transactions between the Company and any Member (including the Managing Member) or an Affiliate or Affiliates of any Member acting in and for its own account, provided that any services performed or products provided by the Member or any such Affiliates are services and/or products that the Managing Member reasonably believes, at the time of requesting such services, to be in the best interests of the Company, and further provided that the rate of compensation to be paid for any such services and/or products shall be comparable to the amount paid for similar services and/or products under similar circumstances to independent third parties in arm’s length transactions, and further provided that the Members and, until the Indemnification Satisfaction Date, Memco will receive a written notice within thirty (30) days of the date on which any such transaction is entered setting forth the material terms of any transaction or series of related transactions described above for which the aggregate amount involved in such transaction or series of transactions, which includes the U.S.  dollar value of the amounts involved throughout the duration of any agreements entered into with respect to such transaction(s), is greater than $10 million.

(b)                                 All bills with respect to services provided to the Company by a Member or any Affiliate of a Member shall be separately submitted and shall be supported by logs or other written data.

6.8                               Confidentiality.

(a)                                 With respect to any and all information provided to or obtained by any Member, any assignees of Member Interests, any Former GE Member, GECC or any of their respective Affiliates, or any of its or their directors, officers, employees, agents, representatives or advisors as a result of such Person being a Member or party to or beneficiary of this

Agreement, except for the exclusions below (“Evaluation Material”), such Member, Former GE Member, GECC and each of its respective Affiliates, and its and their directors, officers, employees, agents, representatives or advisors shall hold such information in strict confidence and use such information solely in connection with such Person’s evaluation of its or its Affiliates’ investment in or rights or remedies with respect to the Company; provided, however, that any Member, Former GE Member or GECC may disclose such information (a) as required by applicable Law (including the Securities Act, the Exchange Act or rules of a stock exchange or other self-regulatory bodies), (b) to any person involved in the preparation of such Person’s or any of its Affiliates’ financial statements, tax returns or public filings, (c) to any of its own Affiliates, or its or their directors, officers, employees, agents, representatives or advisors who are informed of the strictly confidential nature of such information and are or have been advised of their obligation to keep information of this type strictly confidential, (d) upon the request or demand of any Governmental Authority having jurisdiction over any of the Company or any of the Members, Former GE Members or GECC or any of their Affiliates or (e) to any person and such person’s advisors with whom any Member, Former GE Member or GECC or any of their Affiliates is contemplating a financing transaction or to whom such Member, Former GE Member or GECC is contemplating a Transfer of all or any portion of its Member Interests or rights or remedies under this Agreement, as applicable, in accordance with the terms of this Agreement (a “Potential Buyer”), provided that such Potential Buyer and such Person’s advisors are advised of the strictly confidential nature of such information and the Potential Buyer agrees to be bound by a confidentiality agreement containing protective provisions no less protective of the information of the Company than provided in this Agreement.  All press releases, public announcements, and similar publicity (other than such public announcements required by applicable Law, pursuant to clause (a) in the immediately preceding sentence) respecting the Company and referencing the name of any Member, Former GE Member, GECC or any of their Affiliates (“Non-Issuing Person”) other than the Person issuing such press release, public announcement, similar publicity or making such required disclosure shall be made only with the prior written consent of such Non-Issuing Person, which consent will not be unreasonably withheld; provided, however, that without consent any Member may state in such a public announcement that it is a Member and disclose the legal names of the Company, and the other Members and their respective parents and Memco or GECC may state in such public announcement that it is a party or beneficiary as the case may be and disclose the legal names of the Company and the Members and their respective parents.  Nothing in this paragraph shall waive any attorney-client privilege, attorney work product privilege or other privilege, and any information subject to such privilege shall not be disclosed except as required by applicable Law or restrict the Company’s ability to issue press releases in the ordinary course of business.  For purposes of this Subsection 6.8, the Company shall not be deemed to be an Affiliate of any of the Members.  “Evaluation Material” shall not include information that (i) is or becomes generally available to the public other than as a result of a disclosure in breach of this Agreement by the applicable Member, Former GE Member, GECC, or any of their representatives or others to whom it voluntarily discloses such information other than Governmental Authorities (the “Recipient Group”), (ii) was available to a member of the Recipient Group prior to such information’s disclosure by or on behalf of the Company from a source (other than Recipient Group) who, to the knowledge of the applicable Member, Former GE Member or GECC, as applicable, is not subject to a confidentiality agreement with, or other obligation of secrecy to, the Company, its Affiliates or representatives prohibiting such disclosure, (iii) is or becomes available to the Recipient Group from a source (other than the Recipient Group) who, to the knowledge of the applicable Member, Former GE Member or GECC, as applicable, is not subject to a confidentiality agreement with, or other obligation of secrecy to, the Company, its Affiliates or representatives prohibiting such disclosure, or (iv) was independently developed by the Recipient Group without reference to the Evaluation Material.  If a member of the Recipient Group is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, or similar legal process or by regulatory agency, or stock exchange or other applicable rules) to disclose any of the Evaluation Material, or if a member of the Recipient Group determines that such Evaluation Material is required to be disclosed by applicable Law, the applicable Member, Former GE Member or GECC agrees, promptly upon obtaining knowledge of such request, requirement or determination to disclose, to provide the Managing Member and, at all times prior to the Indemnification Satisfaction Date, Memco with prompt notice of each such request or determination, to the extent practicable and not legally prohibited, so that the Company or a Member as appropriate may seek an appropriate protective order (at its own cost and expense).  If, absent the entry of a protective order or other appropriate remedy, the applicable member of a Recipient Group is legally required to disclose the Evaluation Material, such applicable member may disclose such information only to the persons and to the extent required without liability under this Agreement.

(b)                                 GECC, the Former GE Members, the Partnership and its Subsidiaries and the GECC Consolidated Group (the “Regulated Entities”) are subject to rules and regulations of, and examination and supervision by, the Board of Governors of the Federal Reserve System and in certain circumstances other regulators and supervisors of financial institutions (the “Regulators”).  Nothing in this Agreement or any other agreement or document in connection with this Agreement shall be deemed to preclude or restrict any of the Regulated Entities from disclosing, pursuant to the examination or supervisory requirements or requests of any of the Regulators, to any of the Regulators with jurisdiction over the Regulated Entities, or any such Regulators from obtaining access to, any Evaluation Material, and in connection therewith the Regulated Entities shall not be required to give any other party notice with respect to such disclosure or access.

(c)                                  Notwithstanding anything to the contrary contained herein, the rights and obligations set forth in this Section 6.8 of each Former GE Member, GECC, each of their respective Affiliates and each of its or their directors, officers, employees, agents, representatives and advisors shall survive beyond the GE Termination Date and continue indefinitely.

6.9                               Replacement of the Managing Member.  Upon Bankruptcy of PTLC (or any permitted successor to its Member Interests as the Managing Member), PTLC or any such successor shall automatically cease to be the Managing Member and a new Managing Member shall be designated by PAG and, if the replacement is to occur at any time prior to the GE Termination Date, with the prior written consent of Memco.

ARTICLE 7

COMPENSATION

The Managing Member shall be entitled to reimbursement of all of its expenses attributable to the performance of its obligations hereunder, to the extent provided in Section 4.2 hereof.  Subject to the Act, no amount so paid to the Managing Member shall be deemed to be a distribution of Company assets for purposes of this Agreement. Prior to the Indemnification Satisfaction Date, no additional compensation shall be paid to the Managing Member without the prior written consent of Memco.

ARTICLE 8

ACCOUNTS

8.1                               Books and Records.  The Managing Member shall maintain complete and accurate books of account of the Company’s affairs at the Company’s principal office, including a list of the names and addresses of all Members.  Memco, at any time, upon reasonable prior notice, prior to the GE Termination Date, and each Member shall have the right to inspect the Company’s books and records (including the list of the names and addresses of Members). Memco, at any time prior to the GE Termination Date, and each of the Members shall have the right to audit independently the books and records of the Company, any such audit being at the sole cost and expense of Memco or the Member conducting such audit.

8.2                               Reports, Returns and Audits.

(a)                                 The books of account shall be closed promptly after the end of each Company Year.  The books and records of the Company shall be audited as of the end of each Company Year by the Auditor.  Within ninety (90) days after the end of each Company Year, the Managing Member shall make a written report to each person who was a Member at any time during such Company Year (and to Memco with respect to all periods ending prior to or including the Indemnification Satisfaction Date) which shall include financial statements comprised of at least the following: a balance sheet as of the close of the immediately preceding Company Year, and statements of earnings or losses, changes in financial position and changes in Member’s capital accounts for the Company Year then ended, which financial statements shall be certified by the Auditor as in accordance with Generally Accepted Accounting Principles.  The report shall also contain such additional statements with respect to the status of the Company business as are considered necessary by the Managing Member to advise any or all Members, Former GE Members and GECC properly about their investment in, or rights and remedies with respect to, the Company.  The Managing Member shall be reimbursed by the Company for its reasonable documented out-of-pocket expenses incurred in providing the reports contemplated by the immediately preceding sentence and those required by Subsections 8.2(b), 8.2(c), 8.2(d) and 8.2(g).

(b)                                 Prior to August 15 of each year, each Member and, to the extent any Former GE Member had a Member Interest with respect to the applicable prior period, such Former GE Members, shall be provided with an information letter (containing such Member’s Form K-1 or comparable information) with respect to its distributive share of income, gains, deductions, losses and credits for income tax reporting purposes for the previous Company Year, together with any other information concerning the Company necessary for the preparation of a Member’s, a Former GE Member’s income tax return(s), and the Company shall provide each Member, each Former GE Member with an estimate of the information to be set forth in such information letter by no later than April 15 of each year.  With the sole exception of mathematical errors in computation, the financial statements and the information contained in such information letter shall be deemed conclusive and binding upon such Member or such Former GE Member unless written objection shall be lodged with the Managing Member within ninety (90) days after the giving of such information letter to such Member or such Former GE Member.

(c)                                  The Managing Member shall also furnish the Members and, until the Indemnification Satisfaction Date, Memco with such periodic reports concerning the Company’s business and activities as are considered necessary by any Member, Former GE Member or GECC to advise any or all Members, Former GE Members and GECC properly about their interest in, or rights and remedies with respect to, the Company.

(d)                                 The Managing Member shall prepare or cause to be prepared all federal, state and local tax returns of the Company (the “Returns”) for each year for which such Returns are required to be filed, and shall cause all such Returns to be filed in a timely manner; provided, however that it shall not file any Return for any period ending prior to or including the Effective Time without first providing Memco with a reasonable opportunity to review the Return and obtaining the prior written consent of Memco to such filing, which consent shall not be unreasonably withheld or delayed.  Such Returns shall be prepared consistent with the agreed income tax treatment described in Subsection 8.2(e).  To the extent permitted by Law, for purposes of preparing the Returns, the Company shall use the Company Year.  Subject to Subsection 6.4(b)(v), the Managing Member may make any elections under the Code and/or applicable state or local tax Laws, and the Managing Member shall be absolved from all liability for any and all consequences to any previously admitted or subsequently admitted Members resulting from its making or failing to make any such election.  Notwithstanding the foregoing, the Managing Member shall make the election provided for in Section 754 of the Code, if requested to do so by any Member.

(e)                                  The Members agree, for income tax purposes, that:

(i)                                     The Bonds shall be treated as debt of GECC and not as debt of the Company;

(ii)                                  An amount equal to the net proceeds of the Bonds shall be treated as Transferred in cash by GECC to the Initial Members at the time the Bonds were issued in proportion to their then Percentage Interests (such Transfer a “Deemed Transfer”);

(iii)                               Each Deemed Transfer to PTLC or PAG shall be treated as the proceeds of a loan from GECC to such Member (each such loan a “Funding Loan”) with a face amount equal to the product of the face amount of the Bonds and such Member’s Percentage Interest;

(iv)                              Each Funding Loan shall be treated as having terms consistent with the agreement among GECC, PTLC and PAG, as reflected in this Agreement and the Indemnification Agreements, relating to their economic sharing of obligations relating to the Bonds, including, but not by way of limitation, the treatment of all Co-Obligation Fees paid or accrued by PTLC or PAG under the Indemnification Agreements as interest paid or accrued on such Member’s Funding Loan and the treatment of all payments by PTLC or PAG of an Indemnified Amount described in Section 3(i) or Section 3(ii) of the Indemnification Agreements or, to the extent related to the Co-Obligation Fee under the Indemnification Agreements or to payments referred to in Section 3(i) or Section 3(ii) of the Indemnification Agreements, Section 3(v) of the Indemnification Agreements as payments made on, or of financing costs or other fees or expenses with respect to, such Member’s Funding Loan;

(v)                                 Each Initial Member at the time of the Deemed Transfer shall be treated as having contributed cash, in an amount equal to the amount of the Deemed Transfer to such Member, to the Company as a Capital Contribution on the date the Bonds were issued;

(vi)                              All payments (including principal and interest) by the Company on, or of financing costs or other fees or expenses with respect to, the Bonds shall be treated as distributed in cash to the Members and the Former GE Members in proportion to their Percentage Interests on the date such payment was or is made, with amounts so treated as distributed to PTLC or PAG further treated as used to make payments (including principal and interest) to GECC on, or of financing costs or other fees or expenses with respect to, such Member’s Funding Loan; and

(vii)                           All Fall Away Payment Amounts (as defined in the Indemnification Agreements) treated under this Agreement as distributed to PTLC or PAG shall be treated as used by such Member to make payments (including principal and interest) to GECC on, or of financing costs or other fees or expenses with respect to, such Member’s Funding Loan, and then used by GECC to make payments (including principal and interest) on, or of financing costs or other fees or expenses with respect to, the Bonds.

The Members are aware of the income tax consequences of the above characterizations of the Bonds and the related payments and expenses described in this Subsection 8.2(e) and hereby agree to be bound by the provisions of this Subsection 8.2(e) in reporting such items for income tax purposes.

(f)                                   The Managing Member shall be the “tax matters partner” of the Company within the meaning of Section 6231(a)(7) of the Code (the “Tax Matters Partner”) and shall serve in any similar capacity under applicable state, local or foreign Law.  With respect to all periods ending prior to or including the Effective Time, Memco shall be given at least fifteen (15)

Business Days advance notice from the Tax Matters Partner of the time and place of, and shall have the right to participate in (i) any administrative proceeding relating to the determination at the Company level of partnership items on which the Members and the Former GE Members, rather than the Company, are taxable and (ii) any discussions with the Internal Revenue Service (or other governmental tax authority) relating to the allocations pursuant to Article 5 of this Agreement.  The Tax Matters Partner shall not initiate any action or proceeding in any court in its capacity as Tax Matters Partner, extend any statute of limitation, or take any other action contemplated by Sections 6222 through 6232 of the Code (or similar state, local or foreign Laws with respect to income or income-based taxes that apply to the Members or Former GE Members rather than the Company) with respect to any period ending prior to or including the Effective Time if such initiation, extension or other action would legally bind any other Member, the Former GE Members or the Company without the prior written approval of Memco, which approval will not be unreasonably withheld or untimely delayed.  The Tax Matters Partner shall from time to time upon request of Memco or any other Member confer, and cause the Company’s tax attorneys and accountants to confer, with Memco or such other Member and its attorneys and accountants on any matters relating to a Company tax return or any tax election that may affect the Former GE Members or the Members as applicable.

(g)                                  The Company shall provide such other information as may be reasonably required for the Members or any of the Former GE Members to timely comply with applicable financial and tax reporting requirements or their customary financial and tax reporting practices.

ARTICLE 9

TRANSFERS AND SALES

9.1                               Transfer of Interests of Managing Member and PTLC Consolidated Group.  Notwithstanding anything to the contrary contained in this Article 9 or any other provision of this Agreement:

(a)                                 The Managing Member shall not withdraw from the Company or resign as Managing Member nor shall it Transfer all or any portion of its Member Interest as a Managing Member, except in each case (i) for the Sale of a portion but not all of the Managing Member’s Interests pursuant to Subsection 9.2(b), or (ii) with the prior written approval of all of the Members and, at any time prior to the GE Termination Date, Memco.  Upon the consummation of any such Transfer, the Member Interest so Transferred will automatically and simultaneously convert into a non-managing Member Interest.

(b)                                 The Managing Member shall be liable to the Company for any withdrawal or resignation in violation of Subsection 9.1(a) above, or for a withdrawal by the Managing Member from the Company as its Managing Member arising out of the Bankruptcy of a member of the PTLC Consolidated Group other than the Partnership or a Subsidiary of the Partnership.

(c)                                  Notwithstanding anything to the contrary set forth in this Agreement, Sections 9.1 and 9.2 will not apply to (i) any Sale of Collateral (as defined in the Indemnification Agreements) pursuant to any of the Indemnification Agreements, or (ii) a Third- Party Sale or Equity Offering as contemplated by Article 10; provided, that, if any Member Interests held by the Managing Member are Sold pursuant to such Sale, such interests shall automatically and simultaneously convert into non-managing Member Interests upon the consummation of such Sale; provided, further, that, if any such Sale results in a Sale of all remaining Member Interests held by the Managing Member, a new Managing Member shall be designated at that time by PAG and, if such designation occurs at any time prior to the Indemnification Satisfaction Date, with the prior written consent of Memco.

9.2                               Transfer or Sale of Member Interests or GE Protection Provisions.

(a)                                 No Member may Transfer all or any portion of its Member Interest to any Person except (i) as provided in Subsection 9.1(c), (ii) as permitted by the further provisions of this Section 9.2 (subject to the provisions of Sections 9.1 and 9.5), or (iii) with respect to any Sale to a Person who is not a member of the PAG Consolidated Group or PTLC Consolidated Group, in compliance with the provisions of the Partnership Agreement applicable to Transfers of Partnership Interests (as such terms are defined in such agreement), at all times subject to Sections 9.1 and 9.10.

(b)                                 PTLC may Sell a portion but not all of its Member Interests from time to time to any member or members of the PAG Consolidated Group or to any member or members of the PTLC Consolidated Group.

(c)                                  PAG may Sell all or any portion of its Member Interests from time to time to any member or members of the PTLC Consolidated Group or to any member or members of the PAG Consolidated Group.

(d)                                 As security for the performance of the Backstop Indemnity Obligation by each of PTLC and PAG, each of PTLC and PAG has granted and may grant to GECC a security interest in, or otherwise pledge to GECC, such Member’s Member Interests and any and all rights with respect thereto.

(e)                                  In the event of any Sale pursuant to Subsection 9.2(b) or (c) and the assignee in such Sale shall cease at any time for any reason (other than as a result of a change in Generally Accepted Accounting Principles after the Effective Time) to be a member of the PTLC Consolidated Group or the PAG Consolidated Group, as the case may be, then such assignee shall concurrently with ceasing to be a member of the applicable Consolidated Group Sell such Member Interests to a Person that is a member of the applicable Consolidated Group.

(f)                                   Memco may Sell all or any portion of its rights and remedies under this Agreement from time to time to any member or members of the GECC Consolidated Group.  In connection with a Sale pursuant to this Subsection 9.2(f), the acquiror may become a party to this Agreement with all of the applicable rights and remedies of Memco.

(g)                                  Prior to and as a condition to any Sale pursuant to Subsections 9.2(b), 9.2(c) or 9.2(e), the assignee shall agree in writing with the Company to be bound by all of the terms and conditions of this Agreement in the same manner as the assignor.

9.3                               Intentionally Omitted.

9.4                               Intentionally Omitted.

9.5                               Certain General Provisions.

(a)                                 Intentionally omitted.

(b)                                 Notwithstanding anything to the contrary set forth in Subsection 9.2, in the event that the acquisition by a Person of a Member Interest pursuant to any such provision would result in the Company ceasing to enjoy the status of a limited liability company under Delaware Law, then such Person shall not effect such acquisition, but such Person may effect the acquisition through an Affiliate of such Person or member of such Person’s consolidated group if such acquisition eliminates the cessation of the Company enjoying the status of a limited liability company under Delaware Law.

(c)                                  The Members and Memco agree, upon request of the Managing Member, to execute such certificates or other documents and perform such acts as the Managing Member reasonably deems appropriate to preserve the status of the Company as a limited liability company, upon or after the completion of any Transfer of any Member Interest, under Delaware Law.

(d)                                 Notwithstanding anything to the contrary set forth in this Agreement, in the event of any Sale of a Member Interest permitted by this Agreement, the transferor Member shall not cease to be a Member or be deemed to have withdrawn as a Member until the transferee of such Member Interest shall have been admitted as a Member pursuant to Section 9.10.

(e)                                  The Company has not registered and does not intend to register as an investment company under the Investment Company Act in reliance on the exception from such registration provided in Section 3(c)(7) thereof.  Accordingly, and notwithstanding any of the provisions of this Agreement to the contrary, the provisions of this Subsection 9.5(e) shall govern any Sale of Member Interests for so long as the Company determines (in the Company’s sole discretion) to retain its ability to qualify for the exception from registration provided by Section 3(c)(7) of the Investment Company Act.  In the event of any conflict between the provisions of this Section 9.5 and any other provision of this Agreement, the provisions of this Section 9.5(e) shall govern.

(i)                                     All Member Interests shall be offered and Sold without registration under the Securities Act in transactions that are exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and/or in transactions otherwise exempt from such requirements and in any event only to persons that are Qualified Purchasers that meet the requirements of paragraph (iii) of this Section 9.5(e) in reliance on the exception from registration as an investment company provided by Section 3(c)(7) of the Investment Company Act.

(ii)                                  Member Interests may be Sold to a transferee only if such transferee is a Qualified Purchaser (and meets the requirements as set forth in paragraph (iii) of this Section 9.5(e), as certified in a transfer certificate (in the form attached hereto as Exhibit B) delivered to the Managing Member) and the Sale is exempt from the registration requirements of the Securities Act.

(iii)                               The Company has not registered and does not intend to register as an investment company under the Investment Company Act in reliance on the exception from such registration provided in Section 3(c)(7) thereof.  Member Interests are to be offered and Sold only to persons that are Qualified Purchasers (and meet the other requirements set forth in Annex 1 hereto).  Each Member shall represent, warrant, acknowledge and agree, and each subsequent purchaser or other transferee of a Member Interest will, by its acceptance or purchase thereof, represent, warrant, acknowledge and agree, to the restrictions as set forth in Annex 1 hereto.  In addition, at any time that a Member shall make a contribution of capital to the Company, such Member shall, by such action, represent, warrant, acknowledge and agree to the restrictions as set forth in Annex 1 hereto.  If a holder of a Member Interest shall at any time after its acquisition of such Member Interest be unable to make the representations, warranties, acknowledgments and agreements set forth in Annex 1, it shall provide prompt notice thereof to the Managing Member.

(iv)                              The Members agree that Schedule B hereto, and any amendment thereto delivered to the Members in accordance with the provisions of Section 6.3(c) hereof, shall bear the restrictive legend substantially in the form set out in Exhibit A hereto, for so long as the Company determines to retain its ability to rely on the exception provided by Section 3(c)(7) of the Investment Company Act.  The Company shall not delete or change such legend at any time prior to the Indemnification Satisfaction Date without the prior written approval of Memco in its sole discretion.

(v)                                 In addition, whether or not the Company is relying on Section 3(c)(7) of the Investment Company Act, Schedule B hereto will bear such part of the legend set forth in Exhibit A that is applicable to the Securities Act (or a legend substantially to such effect) for so long as such portion of the legend and the restrictions on Sale set forth therein are required to ensure that Sales thereof comply with the provisions of the Securities Act.

(vi)                              No Member Interest shall be Sold unless it is to a transferee that is a Qualified Purchaser and meets the other requirements set forth in Annex 1 hereto.  Notwithstanding anything to the contrary in this Agreement, no Sale of a Member Interest may be made if such Sale would require registration of the Company under the Investment Company Act.  Each person that purchases or otherwise acquires a Member Interest will be required to certify in a transfer certificate in the form set forth in Exhibit B that it meets the requirements set forth above under Annex 1 hereto.  In addition to the other requirements herein, the Managing Member may request such additional documents and certifications as it may reasonably deem necessary (including an opinion of counsel) in order to verify that a Sale of a Member Interest is exempt from or not subject to registration under the Securities Act and other applicable securities laws and would not require the Company to register under the Investment Company Act.  The Managing Member may deem as void and of no effect and deny any Sale of a Member Interest if it reasonably determines that such Sale is subject to but not registered or exempt from registration under applicable securities laws or could require the Company to register under the Investment Company Act.

(vii)                           Any purported Sale of a Member Interest or any beneficial interests therein that is in breach, at the time made, of any transfer restrictions set forth in this Agreement will be void ab initio.  The Managing Member shall be entitled to require any holder of a Member Interest that is determined not to have been a Qualified Purchaser (or to have not met the other requirements set forth under Annex 1 hereto) at the time of acquisition of such Member Interest, to forthwith Sell such Member Interest to a person that is a Qualified Purchaser meeting the requirements set forth under Annex 1 hereto in a transaction that is exempt from the registration requirements of the Securities Act.  If such holder (or beneficial owner) fails to effect an immediate Sale of such Member Interest, the Managing Member may cause such holder’s Member Interest to be Sold to a person that certifies to the Managing Member that it is a Qualified Purchaser meeting the other requirements set forth in Annex 1 hereto and is aware that the Sale is being made pursuant to an exemption from the Securities Act, together with the other acknowledgements, representations and agreements made by a transferee of a Member Interest.  After the receipt of a written notice from the Managing Member of any such Sale, the Managing Member may treat the transferee of such Member Interest as the owner thereof for all purposes hereunder.

(viii)                        Until the Company determines (with the prior written consent of Memco in its sole discretion if such determination is made prior to the Indemnification Satisfaction Date) not to retain its ability to qualify for the exception from registration provided by Section 3(c)(7) of the Investment Company Act, the Members shall not cause the Company to offer a Member Interest in its own or any affiliated participant-directed employee plan.

(ix)                              Until the Company determines (with the prior written consent of Memco in its sole discretion if such determination is made prior to the Indemnification Satisfaction Date) not to retain its ability to qualify for the exception from registration provided by Section 3(c)(7) of the Investment Company Act, the Members shall not cause the Company to issue any Member Interest or any other security or interest therein except pursuant to substantially the same provisions as are set forth in this Section 9.5(e).

9.6                               Allocation of Profits, Losses and Distributions Subsequent to Sale.  All Profits, Losses, or any other items of income, gain, loss, deduction, or credit of the Company attributable to any Member Interest acquired by reason of any Sale of such Member Interest (i) that are allocable, in accordance with Subsection 5.5(c) to the portion of the Company Year ending on the effective date of the Sale shall be allocated, and any distributions made with respect thereto shall be distributed, to the transferor, and (ii) that are allocable, in accordance with Subsection 5.5(c), to subsequent periods shall be allocated, and any distributions made with respect thereto shall be distributed, to the transferee.  The effective date of any Transfer permitted under this Agreement, subject to the provisions of Section 9.9, shall be the close of business on the Business Day the Company is notified of the Sale.

9.7                               Death, Incompetence, Bankruptcy, Liquidation or Withdrawal of a Member.  The death, incompetence, Bankruptcy, liquidation or withdrawal of a Member shall not cause (in and of itself) a dissolution of the Company, but the rights of such a Member to share in the Profits and Losses of the Company, to receive distributions and to assign its Interest pursuant to this

Article 9, on the happening of such an event, shall devolve on its beneficiary or other successor, executor, administrator, guardian or other legal representative for the purpose of settling its estate or administering its property, and the Company shall continue as a limited liability company.  Such successor or personal representative, however, shall become a substituted member only upon compliance with the requirements of Section 9.10 hereof with respect to a transferee of a Member Interest.  The estate of a Bankrupt Member shall be liable for all the obligations of the Member.

9.8                               Satisfactory Written Assignment Required.  Anything herein to the contrary notwithstanding, both the Company and the Managing Member shall be entitled to treat the transferor of a Member Interest as the absolute owner thereof in all respects, and shall incur no liability for distributions of cash or other property made in good faith to it, until such time as a written assignment or other evidence of the consummation of a Sale that conforms to the requirements of this Article 9 and is reasonably satisfactory to the Managing Member has been received by and recorded on the books of the Company, at which time the Sale shall become effective for purposes of this Agreement.

9.9                               Transferee’s Rights.  Any purported Transfer of a Member Interest which is not in compliance with this Agreement shall be null and void and of no force or effect whatsoever.  A permitted transferee of any Member Interest pursuant to Sections 9.1, 9.2, 9.3 or 9.7 hereof or any transferee of a Member Interest pursuant to the Indemnification Agreements shall be entitled to receive, in accordance with Section 9.6, allocations of Profits, Losses, or other items of income, gain, loss, deduction, or credit of the Company attributable to such Member Interest and allocable to periods after the effective date of the Transfer, and distributions of cash or other property from the Company made with respect to periods after the effective date of the Transfer, but shall not become a Member unless and until admitted pursuant to Section 9.10 hereof

9.10                        Transferees Admitted as Members.  The assignee or transferee of any Member Interest shall be admitted as a Member only upon the satisfaction of the following conditions:

(a)                                 A duly executed and acknowledged written instrument of Sale, in a form reasonably acceptable to the Managing Member, and either a copy of each of this Agreement and, in the case of PAG or a Penske Member, the applicable Indemnification Agreement duly executed by the transferee or an instrument of assumption in form and substance satisfactory to GECC setting forth the transferee’s agreement to be bound by the provisions of this Agreement and, in the case of PAG or a Penske Member, the applicable Indemnification Agreement (including the portion of the Backstop Indemnity Obligation corresponding to the Member Interests being Transferred which shall be determined by multiplying the percentage of Member Interests in the Company being transferred by such Member by 50.1%) have been delivered to the Company; provided that GECC shall have the opportunity to request additional information or documentation reasonably necessary to make a determination that the assumption of Backstop Indemnity Obligation is being made by a creditworthy party; provided further that the assumption of such Backstop Indemnity Obligation shall not release the transferring Member of any of its obligations under the Backstop Indemnity Obligation unless such transferring Member is PAG and the Transfer is effected in accordance with Section 11.4(c) of the Indemnification Agreement executed by PAG; and

(b)                                 The transferee has paid any fees and reimbursed the Company for any expenses paid by the Company in connection with the Sale and admission.

The effective date of an admission of an assignee of a Member and the withdrawal of the transferring Member, if any, shall be the first day which is the last Business Day of a calendar month to occur following the satisfaction of the foregoing conditions, except as otherwise may be agreed by all the Members in writing.

Notwithstanding anything to the contrary in this Agreement, each Member agrees that any Sale of Collateral (as defined in the Indemnification Agreements) taken in accordance with the Indemnification Agreements or a Third-Party Sale or Equity Offering as contemplated by Article 10 shall be valid and effective (including under Section 18-702 of the Delaware Act), without further approval or other action by any Member, to transfer all right, title and interest of each applicable Member in the Member Interest so sold (including the rights to (x) share in profits and losses, (y) receive distributions and (z) receive allocations of income, gain, loss, deduction, credit or similar item) to any Person in accordance with the Indemnification Agreements, this Agreement and applicable Law.

ARTICLE 10

MATTERS REGARDING THE FALL AWAY EVENT, THE BONDS AND DIRECT OBLIGATIONS TO GECC

10.1                        Fall Away Event and Obligations of the Company to GECC.  Prior to the Fall Away Event and the Redemption, the Company was obligated to pay 100% of the total amount of the Interest Obligations and Maturity Obligations (as those are required to be paid under the Bond Indenture), together with all expense relating to the Bonds to the extent of the Company’s cash and cash equivalents, except for Permitted Working Capital.  As a result of the Fall Away Event, (a) the Company was obligated pursuant to the First Amended LLC Agreement to pay to GECC 100% of the total amount of the Interest Obligations and Maturity Obligations (as those are required to be paid under the Bond Indenture), together with all expenses relating to the Bonds to the extent of the Company’s cash and cash equivalents, except for Permitted Working Capital and (b) the Company was relieved of any and all direct and indirect obligations to the trustee and the noteholders under and with respect to the Bond Indenture.  As a result of the Redemption, the Company’s obligation to pay to GECC was reduced from 100% to, and the Company hereby agrees to pay by wire transfer to GECC (instructions to be provided by GECC), 50.1% of the total amount of the Interest Obligations and Maturity Obligations (within three business days before such payments are required to be paid under the Bond Indenture from time to time, without regard to any modifications of the Bond Indenture after the Effective Time or any prepayment by GECC of the Interest Obligations or Maturity Obligations after the Effective Time), together with all expenses relating to the Bonds, (the “GECC Obligations”) to the extent of the Company’s cash and cash equivalents, except for the Permitted Working Capital, in advance of each original scheduled due date (as reflected in the Bond Indenture) as though GECC were the Trustee under the Bond Indenture.  Such payments shall be deemed distributions in proportion to the Percentage Interests of each of the Members, with the amounts that are deemed distributions to each of the Members deemed to be payments to GECC of such Member’s respective obligations under its Backstop Indemnity Obligation.

10.2                        Third-Party Sale.  If an Event of Default with respect to PTLC or PAG has occurred under any of the Indemnification Agreements which is continuing, GECC will immediately have the right at any time thereafter to cause the Company to Sell to a third party at a price for cash, and upon other terms and conditions, all as determined in good faith by GECC, all or a portion of the Company Sub or all or a portion of the Company Sub’s Partnership Interest sufficient as determined in good faith by GECC to cure the Event of Default (each, a “Third-Party Sale”), in addition to any of its other rights and remedies under this Agreement or the Indemnification Agreements.  The expenses of such Third-Party Sale shall be paid from the gross proceeds of such Third-Party Sale and the net proceeds of such Third- Party Sale shall be available for distribution by the Company in accordance with the provisions of Sections 5.1 and 10.1.  No such Third-Party Sale will Transfer directly or indirectly the Company Sub’s rights as general partner of the Partnership.  Upon the consummation of (a) any Sale of all of the Company Sub or all of the Company Sub’s Partnership Interest, if the Company Sub is then the general partner of the Partnership, the Company Sub’s general partner Partnership Interest shall automatically convert into a limited partner Partnership Interest and, effective immediately prior to such conversion, PTLC’s interest in the Partnership shall automatically convert into a general partner Partnership Interest and (b) any Sale of any portion of the Company Sub’s Partnership Interest at a time when the Company Sub is the general partner of the Partnership, such Sold Partnership Interest shall automatically convert to a limited partner Partnership Interest.

10.3                        Maturity.  Provided that no Event of Default has occurred under any of the Indemnification Agreements which is continuing, no later than one (1) year prior to the Maturity Date, the Members will meet with GECC at a mutually agreeable time and location to attempt to decide jointly whether to pursue one of the following in order for PTLC and PAG (directly and/or by payment of the Company’s available cash) to pay to GECC all Indemnified Amounts (as that term is defined in the Indemnity Agreements): (a) contributing cash to the Company in the form of additional Capital Contributions to allow the Company to pay to GECC the Indemnified Amounts; (b) pursuing an additional bond or other financing to allow the Company to pay the Indemnified Amounts to GECC (a “Financing”) or (c) pursuing one (1) or more equity offerings by the Company or the Company Sub, either of newly issued Member Interests or of Partnership Interests held by Company Sub, the proceeds of which shall be used to pay to GECC the Indemnified Amounts, and which would include the automatic conversion of the Managing Member’s Partnership Interest effective immediately prior to such sale into a general partner Partnership Interest with respect to any sale of all of the Partnership Interest held by Company Sub if such conversion has not previously occurred (an “Equity Offering”).  If (i) the Members and GECC cannot agree in each Member’s and GECC’s respective sole discretion on the method for paying the Indemnified Amounts to GECC in a reasonable period of time in advance of the Maturity Date, and the Penske Members and PAG have not provided sufficient evidence satisfactory to GECC (in the reasonable discretion of GECC) of the ability and intent of the Penske Members and PAG to pay to GECC the Indemnified Amounts, or (ii) an Event of Default has occurred under any of the Indemnification Agreements which is continuing, then, commencing one hundred eighty (180) days prior to the Maturity Date, upon notice by GECC delivered to the Managing Member no later than one hundred fifty (150) days prior to the Maturity Date (the “Transaction Notice”) GECC will have the right in its sole discretion, absent an agreement in writing among GECC, the Penske Members and PAG (which agreement in writing shall be at the sole discretion of GECC) to another course of action (an “Alternate Transaction”), which shall be to pursue, and to cause the Company and/or the Company Sub to consummate, a Third-Party Sale, Financing or Equity Offering on terms negotiated by GECC in good faith, without any guarantees, pledges or contributions by the other Members or their respective Parent Companies or GECC (or any of their Affiliates); provided that the Members will, upon request by GECC, absent an Alternate Transaction, support a Financing with their own obligations to pay to the same extent the Members are obligated to GECC under the Indemnification Agreements and with collateral to the same extent such collateral supports the obligations to GECC under the Indemnification Agreements.  Upon receipt of the Transaction Notice, promptly and in any event within the immediately succeeding ninety (90)-day period thereafter (or such other period as agreed to by the Members and GECC), the Penske Members will have the opportunity to demonstrate to GECC that the consummation of a Third-Party Sale, Financing or Equity Offering, as applicable, would result in a material disproportionate adverse tax impact on the Penske Members or any of their Parent Companies or PAG compared to the GECC Consolidated Group related to such Members’ Member Interest or Partnership Interest assuming for purposes of this determination that the Former GE Members had remained a party to this Agreement and that the Redemption had not occurred (the “Rebuttal”).  If a Rebuttal is received by GECC, the Penske Members will have the opportunity to propose alternate structures for the Third-Party Sale, Financing or Equity Offering, as applicable, to minimize the effect of such adverse tax impacts (the “Alternative Structure” or “Alternative Structures”) and GECC will use its commercially reasonable efforts to assist the Penske Members or PAG with devising such Alternative Structure(s), but GECC shall not be obligated to utilize such Alternative Structure(s) if such structures are not reasonably acceptable to GECC.  The Members and GECC hereby agree that in no event will indemnification be required for any potential adverse tax impacts arising in connection with the consummation of a Third-Party Sale, Financing or Equity Offering or Alternative Structure.  For the avoidance of doubt, (I) the opportunity to provide a Rebuttal or propose Alternative Structures by the Penske Members or PAG does not in any way affect or limit the right of GECC to consummate a Third-Party Sale, Financing or Equity Offering pursuant to this Section 10.3, (II) a Third-Party Sale, Financing or Equity Offering contemplated by this Section 10.3 need not be consummated prior to or simultaneously with the payment of the Maturity Obligations due on the Bonds at maturity and (III) nothing in this Section 10.3 or elsewhere will limit GECC’s rights and remedies under any other provision of this Agreement or the Indemnification Agreements.

10.4                        Backstop Indemnity Obligations and Reinstatement.  Notwithstanding anything in this Agreement or the Indemnification Agreements to the contrary, PTLC’s and PAG’s respective Backstop Indemnity Obligations shall continue to be effective, or be reinstated, as the case may be, if at any time payment of any of the funds from the Company to or for the account of GECC is rescinded or must otherwise be restored or returned upon any Bankruptcy of any Member or its Affiliates or otherwise. In addition, if at any time following the Indemnification Satisfaction Date any payment to GECC pursuant to this Article 10 or under the Backstop Indemnity Obligations is rescinded or must be restored or returned for any reason, the obligations of the Company to make the payments required under this Article 10 shall be reinstated or continue in full force and effect until those payments are restored to GECC and until that date, the provisions of Section 5.1 and 6.3(d), as in effect on the date hereof, shall be reinstated or continue in full force and effect as if the Indemnification Satisfaction Date had not occurred.

10.5                        Memco and GECC.  Each of the Members and the Company acknowledge and agree that (a) GECC is a third party beneficiary of the GE Protection Provisions and (b) Memco has agreed to take any actions requested by GECC to enforce the provisions of this Article 10 and the other GE Protective Provisions.

ARTICLE 11

LIABILITY OF MEMBERS, MEMCO AND GECC

11.1                        Liability of Members, Memco and GECC.

(a)                                 Except as otherwise specifically provided by the Act, no Member will be liable for any debt, obligation or liability of the Company or of any other Member or have any obligation to restore any deficit balance in its Capital Account solely by reason of being a Member of the Company.  Neither Memco nor GECC will be liable for any debt, obligation or liability of the Company or any Member.  For the avoidance of doubt, the immediately preceding sentence does not amend or alter the terms of the Redemption Agreement, dated of even date herewith, between the Company and Memco (the “Redemption Agreement”).

(b)                                 Notwithstanding any other provision of this Agreement or any duty otherwise existing at Law or in equity, none of the Non-Managing Members, Memco and GECC, will, to the maximum extent permitted by Law, including Section 18-1101(d) of the Act, owe any fiduciary duties to the Company, the other Members or any other Person bound by this Agreement as long as the Non-Managing Members, Memco and GECC act, subject to their rights under Subsection 11.1(d), in accordance with the implied contractual covenant of good faith and fair dealing, including good faith reliance on the provisions of this Agreement.  The provisions of this Agreement, to the extent that they expand or restrict or eliminate the duties and liabilities of any Non-Managing Member, Memco or GECC otherwise existing at Law or in equity, are agreed by the Members to modify to that extent the other duties and liabilities of the Non-Managing Members, Memco or GECC.

(c)                                  Except as expressly provided in this Agreement, whenever in this Agreement a Non-Managing Member, Memco or GECC is permitted or required to take any action or to make a decision, the Non-Managing Member, Memco or GECC may take the action or make the decision in its sole discretion, and the Non-Managing Member, Memco and GECC may consider, and make its determination based on, the interests and factors as it desires.

ARTICLE 12

DISSOLUTION

12.1                        Events of Dissolution.  The Company shall continue until December 31, 2030, or such later date as the Members may unanimously agree, unless sooner dissolved upon the earliest to occur of the following events, which shall cause an immediate dissolution of the Company:

(a)                                 the sale, exchange or other disposition of all or substantially all of the Company’s assets; or

(b)                                 such earlier date as the Members, with the prior written consent of Memco at any time prior to the Indemnification Satisfaction Date, shall unanimously elect.

12.2                        Final Accounting.  Upon the dissolution of the Company, a proper accounting shall be made by the Company’s Auditor from the date of the last previous accounting to the date of dissolution.

12.3                        Liquidation.  Upon the dissolution of the Company, the Managing Member or, if there is no Managing Member, a person approved by the Members and, at any time prior to the Indemnification Satisfaction Date, Memco, shall act as liquidator to wind up the Company.  The liquidator shall have full power and authority to sell, assign and encumber any or all of the Company’s assets, subject to the provisions of the Partnership Agreement, and to wind up and liquidate the affairs of the Company in an orderly and business-like manner.  All proceeds from liquidation shall be distributed in the following orders of priority: (a) to the payment and discharge of the debts and liabilities of the Company (other than liabilities for distributions to Members), (b) to the payment of expenses of liquidation, (c) to the setting up of such reserves as the liquidator may reasonably deem necessary for any contingent liability of the Company (other than liabilities for distributions to Members), and (d) the balance to the Members in accordance with their Percentage Interests.

12.4                        Cancellation of Certificate.  Upon the completion of the distribution of Company assets as provided in Section 12.3 hereof, the Company shall be terminated and the person acting as liquidator shall cause the cancellation of the Certificate and shall take such other actions as may be necessary or appropriate to terminate the Company.

ARTICLE 13

NOTICES

13.1                        Method of Notice.  Any notice or request hereunder may be given to any Member at their respective addresses/ numbers set forth below or at such other address/ number as may hereafter be specified in a notice designated as a notice of change of address under this Section.  Any notice or request hereunder may be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, or (d) electronic transmission or facsimile (or such other e-mail address or number as may hereafter be specified in a notice designated as a notice of change of address), with electronic confirmation of its receipt and subsequently confirmed by registered or certified mail or overnight courier.  Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (i) when personally delivered to any officer of the party to whom it is addressed, (ii) on the earlier of actual receipt thereof or five (5) Business Days following posting thereof by certified or registered mail, postage prepaid, (iii) upon actual receipt thereof when sent by a recognized overnight delivery service or (iv) upon actual receipt thereof when sent by electronic transmission or by facsimile to the address or number set forth below with electronic confirmation of its receipt, in each case, addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice; provided, that in order for an electronic transmission to constitute proper notice hereunder, such electronic transmission must specifically reference this Section 13.1 and state that it is intended to constitute notice hereunder:

(1)	If to PTLC at:	Penske Truck Leasing Corporation 2675 Morgantown Road, Reading, Pennsylvania 19607 Attention: Senior Vice President — General Counsel Facsimile: 610-775-6330 E-mail Address: david.battisti@penske.com

	with a copy to:	Penske Truck Leasing Corporation 2675 Morgantown Road Reading, Pennsylvania 19607 Attention: Senior Vice President — Finance Facsimile: 610-775-5064 E-mail Address: frank.cocuzza@penske.com

	and a copy to	Penske Corporation 2555 Telegraph Road Bloomfield Hills, MI 48302 Attention: Executive Vice President and General Counsel Facsimile: 248-648-2135 E-mail Address: larry.bluth@penskecorp.com

(2)	If to PAG at:

Penske Automotive Group, Inc.
2555 Telegraph Road
Bloomfield Hills, Michigan 48302
Attention: Senior Vice President — General Counsel
Facsimile: 248-648-2515
E-mail Address:
sspradlin@penskeautomotive.com

	with a copy to:	Penske Automotive Group, Inc. 2555 Telegraph Road Bloomfield Hills, Michigan 48302 Attention: Chief Financial Officer Facsimile: 248-648-2515 E-mail Address: dave.jones@penskeautomotive.com

	and a copy to:	Penske Corporation 2555 Telegraph Road, Bloomfield Hills, MI 48302 Attention: Executive Vice President and General Counsel Facsimile: 248-648-2135 E-mail Address: larry.bluth@penskecorp.com

(3)	If to Memco at:	General Electric Capital Corporation 201 Main Avenue Norwalk CT 06851 Attention: Managing Director — Business Development Facsimile: 203-229-5742 Email: john.gamber@ge.com

	with a copy to:	General Electric Capital Corporation 901 Main Avenue, 6th Floor Norwalk, Connecticut 06851 Attention: Executive Counsel — Mergers & Acquisitions Facsimile: 203-286-2181 Email: mark.landis@ge.com

13.2                        Computation of Time.  In computing any period of time under this Agreement, the day of the act, event or default from which the designated period of time begins to run shall not be included.  The last day of the period so computed shall be included, unless it is a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day which is not a Saturday, Sunday or non-Business Day.

ARTICLE 14

INVESTMENT REPRESENTATIONS

14.1                        Investment Purpose.  Each Member represents and warrants to the Company and to each other Member that it has acquired its Member Interest in the Company for its own account, for investment only and not with a view to the distribution thereof, except to the extent provided in or permitted by this Agreement.

14.2                        Investment Restriction.  Each Member recognizes that (a) the Member Interests in the Company have not been registered under the Securities Act in reliance upon an exemption from such registration, and agrees that it will not Transfer its Member Interest in the Company (i) in the absence of an effective registration statement covering such Member Interest under the Securities Act, unless such Transfer is exempt from registration for any proposed sale, and (ii) except in compliance with all applicable provisions of this Agreement, and (b) the restrictions on

Transfer imposed by this Agreement may severely affect the liquidity of the Member Interests in the Company.

ARTICLE 15

GENERAL PROVISIONS

15.1                        Amendment; Waiver; Enforcement.  Except as provided in Subsection 6.3(c) and subject to Section 15.6, this Agreement may not be amended nor may any rights hereunder be waived without the prior written approval of (a) the Managing Member, and (b) the Non-Managing Members holding a majority of the aggregate Percentage Interests of all Non-Managing Members, provided that no such amendment or waiver shall disproportionately and adversely affect the rights or obligations of any Member under this Agreement without the consent of such Member.  Notwithstanding the foregoing or any other provision to the contrary in this Agreement, no GE Protection Provision may be amended, modified or waived prior to the termination date of the applicable GE Protection Provision as set forth in Section 2.41, without the prior written consent of Memco in its sole discretion.  In addition, if any amendment, modification or waiver of any provision in this Agreement other than the GE Protection Provisions could reasonably be expected to have a material adverse impact on GECC, any Former GE Member, any GE Protection Provision or the ability of the Company to pay its obligations to GECC as they come due, such amendment, modification or waiver shall require the prior written consent of Memco in its sole discretion.  The Managing Member shall give written notice to all Non-Managing Members and Memco promptly after any amendment entered into in accordance with the terms of this Agreement has become effective.  Memco shall have the right to enforce the terms of this Agreement against the Company and the Members, including (in addition to all of Memco’s other rights and remedies) the right to specifically enforce the GE Protection Provisions.

15.2                        Governing Law.  This Agreement shall be construed and enforced in accordance with and governed by the Laws of the State of Delaware, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of Laws.

15.3                        Binding Effect.  Except as provided otherwise herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns.

15.4                        Separability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

15.5                        Headings.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

15.6                        No Third-Party Rights.  Other than GECC’s and the Initial GE Members rights with respect to the GE Protection Provisions, which shall be enforced by Memco or its assignees, nothing in this Agreement shall be deemed to create any right in any person not a party hereto

(other than the permitted successors and assigns of a party hereto) and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party (except as aforesaid).

15.7                        Waiver of Partition and Application for Dissolution.  Each Member, by requesting and being granted admission to the Company, is deemed to waive (a) until termination of the Company any and all rights that it may have to maintain an action for partition of the Company’s assets and (b) the right to apply for dissolution of the Company pursuant to § 18-802 of the Act.

15.8                        Nature of Interests.  All Company property, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company as an entity, and none of the Members shall have any direct ownership of such property.

15.9                        Counterpart Execution.  This Agreement may be executed in any number of counterparts, each of which shall be an original instrument and all of which, when taken together, shall constitute one and the same Agreement.  Delivery of an executed signature page of this Agreement by email, PDF or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

15.10                 Consent.  In accordance with the terms of the First Amended LLC Agreement, including Section 3.9 thereof, each of the Members hereby consents to and ratifies the redemption by, and transfer to, the Company of all of the issued and outstanding Member Interests of Memco in exchange for (i) the partnership interest in Penske Truck Leasing Co., L.P. representing 10.75% of the issued and outstanding partnership interests of Penske Truck Leasing Co., L.P., (ii) the cash consideration, (iii) the assumption by Memco of certain obligations, and (iv) other covenants, in each case as provided for in the Redemption Agreement.  Pursuant to Section 9.10(a) of the First Amended LLC Agreement, PTLC, as the Managing Member, hereby approves, accepts and ratifies such Redemption Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written, effective as of the Effective Time.

LJ VP HOLDINGS LLC

By: Penske Truck Leasing Corporation, its
Managing Member

By:	/s/ Brian Hard
Name:
Title:

MANAGING MEMBER:

PENSKE TRUCK LEASING
CORPORATION

By:	/s/ Brian Hard
Name:
Title:

[Second Amended and Restated Limited Liability Company Agreement of LJ VP Holdings LLC]

MEMBER:

PENSKE AUTOMOTIVE GROUP, INC.

By:	/s/ David Jones
Name: David Jones
Title: EVP & CFO

[Second Amended and Restated Limited Liability Company Agreement of LJ VP Holdings LLC]

AND JOINED IN FOR PURPOSES OF THE GE PROTECTION PROVISIONS:

GE CAPITAL MEMCO, LLC, a Delaware limited liability company

By: GE Capital Truck Leasing Holding Corp., its sole manager

By:	/s/ Dennis M. Murray
Name:	Dennis M. Murray
Title:	President

[Second Amended and Restated Limited Liability Company Agreement of LJ VP Holdings LLC]

Schedule A

Name and Address	Capital Contributions
Managing Member
Penske Truck Leasing Corporation	$2,054,000
Non-Managing Members
Penske Automotive Group, Inc.	$451,000

Schedule B

LJ VP HOLDINGS LLC (THE “COMPANY”) HAS NOT BEEN REGISTERED AS AN INVESTMENT COMPANY UNDER THE U.S.  INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”), AND THE MEMBER INTERESTS SET FORTH BELOW HAVE NOT BEEN REGISTERED UNDER THE U.S.  SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND NEITHER THE MEMBER INTERESTS NOR ANY BENEFICIAL INTERESTS THEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT TO A PERSON WHO IS A “QUALIFIED PURCHASER” WITHIN THE MEANING OF SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT AND THE RULES AND REGULATIONS THEREUNDER (“QUALIFIED PURCHASER”) ACQUIRING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A PERSON WHO IS A QUALIFIED PURCHASER (AN “ELIGIBLE PURCHASER”) AND EACH SUCH PERSON AND ACCOUNT FOR WHICH SUCH PERSON IS PURCHASING (A) ALONE OR IN COMBINATION WITH ANY DIRECT OR INDIRECT PARENT COMPANY OF THE PURCHASER OR SUCH ACCOUNT PARTY OF WHICH SUCH PURCHASER OR ACCOUNT PARTY (AS APPLICABLE) IS A MAJORITY-OWNED SUBSIDIARY (DIRECTLY OR INDIRECTLY) (EACH, A “PARENT COMPANY”), AND ANY MAJORITY-OWNED SUBSIDIARY OF THE PURCHASER OR THE ACCOUNT PARTY AND OTHER MAJORITY-OWNED SUBSIDIARIES OF SUCH PARENT COMPANY, IN THE AGGREGATE OWNS AND INVESTS ON A DISCRETIONARY BASIS NOT LESS THAN $25,000,000 IN INVESTMENTS (AS DEFINED IN ANNEX 2), (B) IS NOT (X) A PARTNERSHIP, COMMON TRUST FUND, SPECIAL TRUST, PENSION FUND OR RETIREMENT PLAN OR OTHER ENTITY IN WHICH THE PARTNERS, BENEFICIARIES, SECURITY OWNERS OR PARTICIPANTS, AS THE CASE MAY BE, MAY DESIGNATE THE PARTICULAR INVESTMENTS TO BE MADE OR THE ALLOCATION THEREOF, UNLESS EACH SUCH PARTNER, BENEFICIARY, SECURITY OWNER OR PARTICIPANT EMPOWERED ALONE OR WITH OTHER PARTNERS, BENEFICIARIES, SECURITY OWNERS OR OTHER PARTICIPANTS TO MAKE SUCH DECISIONS MEETS ALL REQUIREMENTS SET FORTH HEREIN FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, OR (Y) OR AN ENTITY THAT HAS INVESTED MORE THAN 40% OF ITS ASSETS IN SECURITIES OF THE COMPANY, GIVING EFFECT TO THE AMOUNT INVESTED IN CONNECTION WITH ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, UNLESS EACH BENEFICIAL OWNER OF THE ELIGIBLE PURCHASER’S SECURITIES MEETS ALL REQUIREMENTS SET FORTH HEREIN FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, (C) WAS NOT FORMED, REFORMED, RECAPITALIZED, OPERATED OR ORGANIZED FOR THE SPECIFIC PURPOSE OF PURCHASING THE MEMBER INTEREST OR INVESTING IN THE COMPANY, UNLESS EACH BENEFICIAL OWNER OF THE ELIGIBLE PURCHASER’S SECURITIES MEETS ALL REQUIREMENTS SET FORTH IN THE SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY (THE “AGREEMENT”) FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, AND (D) EITHER (X) IS NOT AN ENTITY ORGANIZED PRIOR TO APRIL 30, 1996 THAT IS EXCEPTED FROM THE INVESTMENT COMPANY ACT PURSUANT TO SECTION 3(C)(1) OR 3(C)(7) THEREOF OR (Y) HAS RECEIVED THE CONSENT OF THE

BENEFICIAL OWNERS OF ITS SECURITIES WITH RESPECT TO ITS TREATMENT AS A QUALIFIED PURCHASER IN THE MANNER REQUIRED BY SECTION 2(A)(51)(C) OF THE INVESTMENT COMPANY ACT AND THE RULES THEREUNDER.  EACH HOLDER AND TRANSFEREE OF A MEMBER INTEREST OR ANY BENEFICIAL INTERESTS THEREIN, BY VIRTUE OF SUCH HOLDING AND ACQUISITION, REPRESENTS THAT IT AGREES TO COMPLY WITH THE TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT, AND WILL NOT TRANSFER ITS MEMBER INTEREST OR ANY BENEFICIAL INTERESTS THEREIN EXCEPT TO AN ELIGIBLE PURCHASER WHO, PRIOR TO SUCH TRANSFER, MAKES THE REPRESENTATIONS AND AGREEMENTS ON BEHALF OF ITSELF AND EACH ACCOUNT FOR WHICH IT IS PURCHASING SET FORTH IN A TRANSFER CERTIFICATE IN THE FORM ATTACHED AS EXHIBIT B TO THE AGREEMENT .  ANY PURPORTED TRANSFER OF A MEMBER INTEREST OR ANY BENEFICIAL INTERESTS THEREIN THAT IS IN BREACH, AT THE TIME MADE, OF ANY TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT WILL BE VOID AB INITIO.  IF AT ANY TIME THE COMPANY DETERMINES IN GOOD FAITH THAT A HOLDER OR BENEFICIAL OWNER OF A MEMBER INTEREST OR BENEFICIAL INTEREST THEREIN IS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT, THE COMPANY SHALL CONSIDER THE ACQUISITION OF SUCH MEMBER INTEREST OR SUCH BENEFICIAL INTERESTS THEREIN VOID, OF NO FORCE OR EFFECT AND WILL NOT, AT THE DISCRETION OF THE COMPANY, OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE COMPANY.  IN ADDITION, THE COMPANY MAY REQUIRE SUCH ACQUIRER OR BENEFICIAL OWNER TO SELL ITS MEMBER INTEREST OR SUCH BENEFICIAL INTEREST THEREIN TO AN ELIGIBLE PURCHASER.

Company Name

“LJ VP Holdings LLC”

Percentage Interests

As of the Effective Time

Name and Address	Percentage

Managing Member

Penske Truck Leasing Corporation
2675 Morgantown Road,
Reading, Pennsylvania 19607	82%

Non-Managing

Penske Automotive Group, Inc.
2555 Telegraph Road, Bloomfield Hills,
Michigan 48302	18%

Exhibit A

FORM OF RESTRICTIVE LEGEND

LJ VP HOLDINGS LLC (THE “COMPANY”) HAS NOT BEEN REGISTERED AS AN INVESTMENT COMPANY UNDER THE U.S.  INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”), AND THE MEMBER INTERESTS SET FORTH BELOW HAVE NOT BEEN REGISTERED UNDER THE U.S.  SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND NEITHER THE MEMBER INTERESTS NOR ANY BENEFICIAL INTERESTS THEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT TO A PERSON WHO IS A “QUALIFIED PURCHASER” WITHIN THE MEANING OF SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT AND THE RULES AND REGULATIONS THEREUNDER (“QUALIFIED PURCHASER”) ACQUIRING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A PERSON WHO IS A QUALIFIED PURCHASER (AN “ELIGIBLE PURCHASER”) AND EACH SUCH PERSON AND ACCOUNT FOR WHICH SUCH PERSON IS PURCHASING (A) ALONE OR IN COMBINATION WITH ANY DIRECT OR INDIRECT PARENT COMPANY OF THE PURCHASER OR SUCH ACCOUNT PARTY OF WHICH SUCH PURCHASER OR ACCOUNT PARTY (AS APPLICABLE) IS A MAJORITY-OWNED SUBSIDIARY (DIRECTLY OR INDIRECTLY) (EACH, A “PARENT COMPANY”), AND ANY MAJORITY-OWNED SUBSIDIARY OF THE PURCHASER OR THE ACCOUNT PARTY AND OTHER MAJORITY-OWNED SUBSIDIARIES OF SUCH PARENT COMPANY, IN THE AGGREGATE OWNS AND INVESTS ON A DISCRETIONARY BASIS NOT LESS THAN $25,000,000 IN INVESTMENTS (AS DEFINED IN ANNEX 2), (B) IS NOT (X) A PARTNERSHIP, COMMON TRUST FUND, SPECIAL TRUST, PENSION FUND OR RETIREMENT PLAN OR OTHER ENTITY IN WHICH THE PARTNERS, BENEFICIARIES, SECURITY OWNERS OR PARTICIPANTS, AS THE CASE MAY BE, MAY DESIGNATE THE PARTICULAR INVESTMENTS TO BE MADE OR THE ALLOCATION THEREOF, UNLESS EACH SUCH PARTNER, BENEFICIARY, SECURITY OWNER OR PARTICIPANT EMPOWERED ALONE OR WITH OTHER PARTNERS, BENEFICIARIES, SECURITY OWNERS OR OTHER PARTICIPANTS TO MAKE SUCH DECISIONS MEETS ALL REQUIREMENTS SET FORTH HEREIN FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, OR (Y) OR AN ENTITY THAT HAS INVESTED MORE THAN 40% OF ITS ASSETS IN SECURITIES OF THE COMPANY, GIVING EFFECT TO THE AMOUNT INVESTED IN CONNECTION WITH ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, UNLESS EACH BENEFICIAL OWNER OF THE ELIGIBLE PURCHASER’S SECURITIES MEETS ALL REQUIREMENTS SET FORTH HEREIN FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, (C) WAS NOT FORMED, REFORMED, RECAPITALIZED, OPERATED OR ORGANIZED FOR THE SPECIFIC PURPOSE OF PURCHASING THE MEMBER INTEREST OR INVESTING IN THE COMPANY, UNLESS EACH BENEFICIAL OWNER OF THE ELIGIBLE PURCHASER’S SECURITIES MEETS ALL REQUIREMENTS SET FORTH IN THE SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY (THE “AGREEMENT”) FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, AND (D) EITHER (X) IS NOT AN ENTITY ORGANIZED PRIOR TO APRIL 30, 1996 THAT IS

EXCEPTED FROM THE INVESTMENT COMPANY ACT PURSUANT TO SECTION 3(C)(1) OR 3(C)(7) THEREOF OR (Y) HAS RECEIVED THE CONSENT OF THE BENEFICIAL OWNERS OF ITS SECURITIES WITH RESPECT TO ITS TREATMENT AS A QUALIFIED PURCHASER IN THE MANNER REQUIRED BY SECTION 2(A)(51)(C) OF THE INVESTMENT COMPANY ACT AND THE RULES THEREUNDER.  EACH HOLDER AND TRANSFEREE OF A MEMBER INTEREST OR ANY BENEFICIAL INTERESTS THEREIN, BY VIRTUE OF SUCH HOLDING AND ACQUISITION, REPRESENTS THAT IT AGREES TO COMPLY WITH THE TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT, AND WILL NOT TRANSFER ITS MEMBER INTEREST OR ANY BENEFICIAL INTERESTS THEREIN EXCEPT TO AN ELIGIBLE PURCHASER WHO, PRIOR TO SUCH TRANSFER, MAKES THE REPRESENTATIONS AND AGREEMENTS ON BEHALF OF ITSELF AND EACH ACCOUNT FOR WHICH IT IS PURCHASING SET FORTH IN A TRANSFER CERTIFICATE IN THE FORM ATTACHED AS EXHIBIT B TO THE AGREEMENT .  ANY PURPORTED TRANSFER OF A MEMBER INTEREST OR ANY BENEFICIAL INTERESTS THEREIN THAT IS IN BREACH, AT THE TIME MADE, OF ANY TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT WILL BE VOID AB INITIO.  IF AT ANY TIME THE COMPANY DETERMINES IN GOOD FAITH THAT A HOLDER OR BENEFICIAL OWNER OF A MEMBER INTEREST OR BENEFICIAL INTEREST THEREIN IS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT, THE COMPANY SHALL CONSIDER THE ACQUISITION OF SUCH MEMBER INTEREST OR SUCH BENEFICIAL INTERESTS THEREIN VOID, OF NO FORCE OR EFFECT AND WILL NOT, AT THE DISCRETION OF THE COMPANY, OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE COMPANY.  IN ADDITION, THE COMPANY MAY REQUIRE SUCH ACQUIRER OR BENEFICIAL OWNER TO SELL ITS MEMBER INTEREST OR SUCH BENEFICIAL INTEREST THEREIN TO AN ELIGIBLE PURCHASER.

Exhibit B

FORM OF TRANSFER CERTIFICATE

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Second Amended and Restated Limited Liability Company Agreement of LJ VP Holdings LLC.

The undersigned purchaser of a Member Interest hereby represents, warrants and agrees, that:

(A)                               the purchaser (i) is a “qualified purchaser” within the meaning of Section 2(a)(51) of the Investment Company Act and the rules and regulations thereunder, (ii) is aware that the Company will not be registered under the Investment Company Act in reliance on the exemption set forth in Section 3(c)(7) thereof and that the Member Interest has not been and will not be registered under the Securities Act and (iii) is acquiring such Member Interest for its own account or the account of one or more qualified purchasers as to which the purchaser exercises sole investment discretion and for which all of the other representations and warranties set forth herein and in the legend appearing above the schedule of Percentage Interests on Schedule B to the Agreement, as the case may be, are true and correct;

(B)                               the purchaser is not purchasing the Member Interest with a view to the resale, distribution or other disposition thereof in violation of the Securities Act;

(C)                               neither the purchaser nor any account for which the purchaser is acquiring the Member Interest will hold such Member Interest for the benefit of any other person and the purchaser and each such account (and any direct or indirect parent company of the purchaser or such account party of which such purchaser or account party (as applicable) is a majority-owned subsidiary (directly or indirectly) (each, a “Parent Company”) that meets the definition of a qualified purchaser) will be the sole beneficial owners thereof for all purposes and will not sell participation interests in the Member Interest or enter into any other arrangement pursuant to which any other person will be entitled to an interest in any payments on or based on the Member Interest;

(D)                           Schedule B setting forth the Percentage Interests in the Company bear a legend to the following effect:

LJ VP HOLDINGS LLC (THE “COMPANY”) HAS NOT BEEN REGISTERED AS AN INVESTMENT COMPANY UNDER THE U.S.  INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”), AND THE MEMBER INTERESTS SET FORTH BELOW HAVE NOT BEEN REGISTERED UNDER THE U.S.  SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND NEITHER THE MEMBER INTERESTS NOR ANY BENEFICIAL INTERESTS THEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT TO A PERSON WHO IS A “QUALIFIED PURCHASER” WITHIN THE MEANING OF SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT AND THE RULES AND

REGULATIONS THEREUNDER (“QUALIFIED PURCHASER”) ACQUIRING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A PERSON WHO IS A QUALIFIED PURCHASER (AN “ELIGIBLE PURCHASER”) AND EACH SUCH PERSON AND ACCOUNT FOR WHICH SUCH PERSON IS PURCHASING (A) ALONE OR IN COMBINATION WITH ANY DIRECT OR INDIRECT PARENT COMPANY OF THE PURCHASER OR SUCH ACCOUNT PARTY OF WHICH SUCH PURCHASER OR ACCOUNT PARTY (AS APPLICABLE) IS A MAJORITY-OWNED SUBSIDIARY (DIRECTLY OR INDIRECTLY) (EACH, A “PARENT COMPANY”), AND ANY MAJORITY-OWNED SUBSIDIARY OF THE PURCHASER OR THE ACCOUNT PARTY AND OTHER MAJORITY-OWNED SUBSIDIARIES OF SUCH PARENT COMPANY, IN THE AGGREGATE OWNS AND INVESTS ON A DISCRETIONARY BASIS NOT LESS THAN $25,000,000 IN INVESTMENTS (AS DEFINED IN ANNEX 2), (B) IS NOT (X) A PARTNERSHIP, COMMON TRUST FUND, SPECIAL TRUST, PENSION FUND OR RETIREMENT PLAN OR OTHER ENTITY IN WHICH THE PARTNERS, BENEFICIARIES, SECURITY OWNERS OR PARTICIPANTS, AS THE CASE MAY BE, MAY DESIGNATE THE PARTICULAR INVESTMENTS TO BE MADE OR THE ALLOCATION THEREOF, UNLESS EACH SUCH PARTNER, BENEFICIARY, SECURITY OWNER OR PARTICIPANT EMPOWERED ALONE OR WITH OTHER PARTNERS, BENEFICIARIES, SECURITY OWNERS OR OTHER PARTICIPANTS TO MAKE SUCH DECISIONS MEETS ALL REQUIREMENTS SET FORTH HEREIN FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, OR (Y) OR AN ENTITY THAT HAS INVESTED MORE THAN 40% OF ITS ASSETS IN SECURITIES OF THE COMPANY, GIVING EFFECT TO THE AMOUNT INVESTED IN CONNECTION WITH ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, UNLESS EACH BENEFICIAL OWNER OF THE ELIGIBLE PURCHASER’S SECURITIES MEETS ALL REQUIREMENTS SET FORTH HEREIN FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, (C) WAS NOT FORMED, REFORMED, RECAPITALIZED, OPERATED OR ORGANIZED FOR THE SPECIFIC PURPOSE OF PURCHASING THE MEMBER INTEREST OR INVESTING IN THE COMPANY, UNLESS EACH BENEFICIAL OWNER OF THE ELIGIBLE PURCHASER’S SECURITIES MEETS ALL REQUIREMENTS SET FORTH IN THE SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY (THE “AGREEMENT”) FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, AND (D) EITHER (X) IS NOT AN ENTITY ORGANIZED PRIOR TO APRIL 30, 1996 THAT IS EXCEPTED FROM THE INVESTMENT COMPANY ACT PURSUANT TO SECTION 3(C)(1) OR 3(C)(7) THEREOF OR (Y) HAS RECEIVED THE CONSENT OF THE BENEFICIAL OWNERS OF ITS SECURITIES WITH RESPECT TO ITS TREATMENT AS A QUALIFIED PURCHASER IN THE MANNER REQUIRED BY SECTION 2(A)(51)(C) OF THE INVESTMENT COMPANY ACT AND THE RULES THEREUNDER.  EACH HOLDER AND TRANSFEREE OF A MEMBER INTEREST OR ANY BENEFICIAL INTERESTS THEREIN, BY VIRTUE OF SUCH HOLDING AND ACQUISITION, REPRESENTS THAT IT AGREES TO COMPLY WITH THE TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT, AND WILL NOT TRANSFER ITS MEMBER INTEREST OR ANY BENEFICIAL INTERESTS THEREIN EXCEPT TO AN

ELIGIBLE PURCHASER WHO, PRIOR TO SUCH TRANSFER, MAKES THE REPRESENTATIONS AND AGREEMENTS ON BEHALF OF ITSELF AND EACH ACCOUNT FOR WHICH IT IS PURCHASING SET FORTH IN A TRANSFER CERTIFICATE IN THE FORM ATTACHED AS EXHIBIT B TO THE AGREEMENT .  ANY PURPORTED TRANSFER OF A MEMBER INTEREST OR ANY BENEFICIAL INTERESTS THEREIN THAT IS IN BREACH, AT THE TIME MADE, OF ANY TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT WILL BE VOID AB INITIO.  IF AT ANY TIME THE COMPANY DETERMINES IN GOOD FAITH THAT A HOLDER OR BENEFICIAL OWNER OF A MEMBER INTEREST OR BENEFICIAL INTEREST THEREIN IS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT, THE COMPANY SHALL CONSIDER THE ACQUISITION OF SUCH MEMBER INTEREST OR SUCH BENEFICIAL INTERESTS THEREIN VOID, OF NO FORCE OR EFFECT AND WILL NOT, AT THE DISCRETION OF THE COMPANY, OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE COMPANY.  IN ADDITION, THE COMPANY MAY REQUIRE SUCH ACQUIRER OR BENEFICIAL OWNER TO SELL ITS MEMBER INTEREST OR SUCH BENEFICIAL INTEREST THEREIN TO AN ELIGIBLE PURCHASER.

(E)                                the purchaser and each account for which it is purchasing:

(i)                                 alone or in combination with any Parent Company, and any majority-owned subsidiary of the purchaser or the account party and other majority-owned subsidiaries of such Parent Company, in the aggregate owns and invests on a discretionary basis not less than $25,000,000 in investments (as defined in Annex 2);

(ii)                                  is not (x) a partnership, common trust fund, special trust, pension fund or retirement plan or other entity in which the partners, beneficiaries, security owners or participants, as the case may be, may designate the particular investments to be made or the allocation thereof, unless each such partner, beneficiary, security owner or participant empowered alone or with other partners, beneficiaries, security owners or other participants to make such decisions meets all requirements set forth herein for qualification as an eligible purchaser, or (y) or an entity that has invested more than 40% of its assets in securities of the Company, giving effect to the amount invested in connection with its acquisition of the Member Interest or a beneficial interest therein, unless each beneficial owner of the eligible purchaser’s securities meets all requirements set forth herein for qualification as an eligible purchaser;

(iii)                               was not formed, reformed, recapitalized, operated or organized for the specific purpose of purchasing the Member Interest or investing in the Company, unless each beneficial owner of the eligible purchaser’s securities meets all requirements set forth herein for qualification as an eligible purchaser;

(iv)                              either (x) is not an entity organized prior to April 30, 1996 that is excepted from the Investment Company Act pursuant to section 3(c)(1) or 3(c)(7) thereof or (y) has received the consent of the beneficial owners of its securities with respect to its treatment as a “qualified purchaser” in the manner required by section 2(a)(51)(c) of the Investment Company Act and the rules thereunder;

(v)                                 will provide notice of the transfer restrictions described in this certificate of transfer to any subsequent transferees;

(vi)                              may not transfer the Member Interest or beneficial interests therein except to a transferee who can make the same representations and agreements as set forth in this certificate of transfer and the Agreement on behalf of itself and each account for which it is purchasing.

(F)                                 if at any time it shall make a contribution of capital to the Company, it shall, by such action, represent, warrant, acknowledge and agree to the restrictions as set forth in Annex 1 to the Agreement and that if, at any time after its acquisition of a Member Interest it shall be unable to make the representations, warranties, acknowledgments and agreements set forth in Annex 1 to the Agreement, it shall provide prompt notice thereof to the Managing Member.

The purchaser acknowledges that the Member Interest is being offered only in a transaction not involving any public offering within the meaning of the Securities Act.  The Member Interests have not been and will not be registered under the Securities Act and the Company has not been or will be registered under the Investment Company Act, and, if in the future the purchaser decides to offer, resell, pledge or otherwise transfer the Member Interest, such Member Interest may be offered, resold, pledged or otherwise transferred only in accordance with the legend appearing above the schedule of Percentage Interests on Schedule B to the Agreement described above.  The purchaser acknowledges that no representation is made by the Company as to the availability of any exemption under the Securities Act or any state securities laws for resale of the Member Interest.

Dated:
[Type or print name of Transferee]

By:
Authorized Signatory

Annex 1

TRANSFER RESTRICTIONS

The provisions of this Annex 1 will be applicable to the Member Interests for so long as the Company determines (in the Company’s sole discretion) to retain its ability to qualify for the exception provided by Section 3(c)(7) of the Investment Company Act.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement of which this Annex 1 forms a part.

Each purchaser and holder of a Member Interest (including those set forth in Schedule B to the Agreement as they exist from time to time, including as a result of transfers, in each case as of the time of purchase), by virtue of its acquisition and holding of such Member Interest, represents and agrees as follows:

(A)                               the purchaser (i) is a “qualified purchaser” within the meaning of Section 2(a)(51) of the Investment Company Act and the rules and regulations thereunder, (ii) is aware that the Company will not be registered under the Investment Company Act in reliance on the exemption set forth in Section 3(c)(7) thereof and that the Member Interests have not been and will not be registered under the Securities Act and (iii) is acquiring such Member Interest for its own account or the account of one or more qualified purchasers as to which the purchaser exercises sole investment discretion and for which all of the other representations and warranties set forth herein and in the legend appearing above the schedule of Percentage Interests on Schedule B to the Agreement, as the case may be, are true and correct;

(B)                               the purchaser is not purchasing the Member Interest with a view to the resale, distribution or other disposition thereof in violation of the Securities Act;

(C)                               neither the purchaser nor any account for which the purchaser is acquiring the Member Interest will hold such Member Interest for the benefit of any other person and the purchaser and each such account (and any direct or indirect parent company of the purchaser or such account party of which such purchaser or account party (as applicable) is a majority-owned subsidiary (directly or indirectly) (each, a “Parent Company”) that meets the definition of a qualified purchaser) will be the sole beneficial owners thereof for all purposes and will not sell participation interests in the Member Interest or enter into any other arrangement pursuant to which any other person will be entitled to an interest in any payments on or based on the Member Interest;

(D)                               Schedule B setting forth the Percentage Interests in the Company shall bear a legend to the following effect:

LJ VP HOLDINGS LLC (THE “COMPANY”) HAS NOT BEEN REGISTERED AS AN INVESTMENT COMPANY UNDER THE U.S.  INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”), AND THE MEMBER INTERESTS SET FORTH BELOW HAVE NOT BEEN REGISTERED UNDER THE U.S.  SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND NEITHER THE MEMBER INTERESTS NOR ANY BENEFICIAL

INTERESTS THEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT TO A PERSON WHO IS A “QUALIFIED PURCHASER” WITHIN THE MEANING OF SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT AND THE RULES AND REGULATIONS THEREUNDER (“QUALIFIED PURCHASER”) ACQUIRING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A PERSON WHO IS A QUALIFIED PURCHASER (AN “ELIGIBLE PURCHASER”) AND EACH SUCH PERSON AND ACCOUNT FOR WHICH SUCH PERSON IS PURCHASING (A) ALONE OR IN COMBINATION WITH ANY DIRECT OR INDIRECT  PARENT COMPANY OF THE PURCHASER OR SUCH ACCOUNT PARTY OF WHICH SUCH PURCHASER OR ACCOUNT PARTY (AS APPLICABLE) IS A MAJORITY-OWNED SUBSIDIARY (DIRECTLY OR INDIRECTLY) (EACH, A “PARENT COMPANY”), AND ANY MAJORITY-OWNED SUBSIDIARY OF THE PURCHASER OR THE ACCOUNT PARTY AND OTHER MAJORITY-OWNED SUBSIDIARIES OF SUCH PARENT COMPANY, IN THE AGGREGATE OWNS AND INVESTS ON A DISCRETIONARY BASIS NOT LESS THAN $25,000,000 IN INVESTMENTS (AS DEFINED IN ANNEX 2), (B) IS NOT (X) A PARTNERSHIP, COMMON TRUST FUND, SPECIAL TRUST, PENSION FUND OR RETIREMENT PLAN OR OTHER ENTITY IN WHICH THE PARTNERS, BENEFICIARIES, SECURITY OWNERS OR PARTICIPANTS, AS THE CASE MAY BE, MAY DESIGNATE THE PARTICULAR INVESTMENTS TO BE MADE OR THE ALLOCATION THEREOF, UNLESS EACH SUCH PARTNER, BENEFICIARY, SECURITY OWNER OR PARTICIPANT EMPOWERED ALONE OR WITH OTHER PARTNERS, BENEFICIARIES, SECURITY OWNERS OR OTHER PARTICIPANTS TO MAKE SUCH DECISIONS MEETS ALL REQUIREMENTS SET FORTH HEREIN FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, OR (Y) OR AN ENTITY THAT HAS INVESTED MORE THAN 40% OF ITS ASSETS IN SECURITIES OF THE COMPANY, GIVING EFFECT TO THE AMOUNT INVESTED IN CONNECTION WITH ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, UNLESS EACH BENEFICIAL OWNER OF THE ELIGIBLE PURCHASER’S SECURITIES MEETS ALL REQUIREMENTS SET FORTH HEREIN FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, (C) WAS NOT FORMED, REFORMED, RECAPITALIZED, OPERATED OR ORGANIZED FOR THE SPECIFIC PURPOSE OF PURCHASING THE MEMBER INTEREST OR INVESTING IN THE COMPANY, UNLESS EACH BENEFICIAL OWNER OF THE ELIGIBLE PURCHASER’S SECURITIES MEETS ALL REQUIREMENTS SET FORTH IN THE SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY (THE “AGREEMENT”) FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, AND (D) EITHER (X) IS NOT AN ENTITY ORGANIZED PRIOR TO APRIL 30, 1996 THAT IS EXCEPTED FROM THE INVESTMENT COMPANY ACT PURSUANT TO SECTION 3(C)(1) OR 3(C)(7) THEREOF OR (Y) HAS RECEIVED THE CONSENT OF THE BENEFICIAL OWNERS OF ITS SECURITIES WITH RESPECT TO ITS TREATMENT AS A QUALIFIED PURCHASER IN THE MANNER REQUIRED BY SECTION 2(A)(51)(C) OF THE INVESTMENT COMPANY ACT AND THE RULES THEREUNDER.  EACH HOLDER AND

TRANSFEREE OF A MEMBER INTEREST OR ANY BENEFICIAL INTERESTS THEREIN, BY VIRTUE OF SUCH HOLDING AND ACQUISITION, REPRESENTS THAT IT AGREES TO COMPLY WITH THE TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT, AND WILL NOT TRANSFER ITS MEMBER INTEREST OR ANY BENEFICIAL INTERESTS THEREIN EXCEPT TO AN ELIGIBLE PURCHASER WHO, PRIOR TO SUCH TRANSFER, MAKES THE REPRESENTATIONS AND AGREEMENTS ON BEHALF OF ITSELF AND EACH ACCOUNT FOR WHICH IT IS PURCHASING SET FORTH IN A TRANSFER CERTIFICATE IN THE FORM ATTACHED AS EXHIBIT B TO THE AGREEMENT .  ANY PURPORTED TRANSFER OF A MEMBER INTEREST OR ANY BENEFICIAL INTERESTS THEREIN THAT IS IN BREACH, AT THE TIME MADE, OF ANY TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT WILL BE VOID AB INITIO.  IF AT ANY TIME THE COMPANY DETERMINES IN GOOD FAITH THAT A HOLDER OR BENEFICIAL OWNER OF A MEMBER INTEREST OR BENEFICIAL INTEREST THEREIN IS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT, THE COMPANY SHALL CONSIDER THE ACQUISITION OF SUCH MEMBER INTEREST OR SUCH BENEFICIAL INTERESTS THEREIN VOID, OF NO FORCE OR EFFECT AND WILL NOT, AT THE DISCRETION OF THE COMPANY, OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE COMPANY.  IN ADDITION, THE COMPANY MAY REQUIRE SUCH ACQUIRER OR BENEFICIAL OWNER TO SELL ITS MEMBER INTEREST OR SUCH BENEFICIAL INTEREST THEREIN TO AN ELIGIBLE PURCHASER.

(E)                                the purchaser and each account for which it is purchasing:

(i)                                     alone or in combination with any Parent Company, and any majority-owned subsidiary of the purchaser or the account party and other majority-owned subsidiaries of such Parent Company, in the aggregate owns and invests on a discretionary basis not less than $25,000,000 in investments (as defined in Annex 2);

(ii)                                  is not (x) a partnership, common trust fund, special trust, pension fund or retirement plan or other entity in which the partners, beneficiaries, security owners or participants, as the case may be, may designate the particular investments to be made or the allocation thereof, unless each such partner, beneficiary, security owner or participant empowered alone or with other partners, beneficiaries, security owners or other participants to make such decisions meets all requirements set forth herein for qualification as an eligible purchaser, or (y) or an entity that has invested more than 40% of its assets in securities of the Company, giving effect to the amount invested in connection with its acquisition of the Member Interest or a beneficial interest therein, unless each beneficial owner of the eligible purchaser’s securities meets all requirements set forth herein for qualification as an eligible purchaser;

(ii)                                  was not formed, reformed, recapitalized, operated or organized for the specific purpose of purchasing the Member Interest or investing in the Company, unless each beneficial owner of the eligible purchaser’s securities meets all requirements set forth herein for qualification as an eligible purchaser;

(iv)                              either (x) is not an entity organized prior to April 30, 1996 that is excepted from the Investment Company Act pursuant to section 3(c)(1) or 3(c)(7) thereof or (y) has received the consent of the beneficial owners of its securities with respect to its treatment as a “qualified purchaser” in the manner required by section 2(a)(51)(c) of the Investment Company Act;

(v)                                 will provide notice of the transfer restrictions described in Section 9.5(e) of the Agreement to any subsequent transferees; and

(vi)                              may not transfer the Member Interest or beneficial interests therein except to a transferee who can make the same representations and agreements as set forth in Section 9.5(e) of the Agreement on behalf of itself and each account for which it is purchasing.

(F)                                 if at any time it shall make a contribution of capital to the Company, it shall, by such action, represent, warrant, acknowledge and agree to the restrictions as set forth in this Annex 1 and that if, at any time after its acquisition of a Member Interest it shall be unable to make the representations, warranties, acknowledgments and agreements set forth in this Annex 1, it shall provide prompt notice thereof to the Managing Member.

The purchaser acknowledges that the Member Interest is being offered only in a transaction not involving any public offering within the meaning of the Securities Act.  The Member Interests have not been and will not be registered under the Securities Act and the Company has not been or will be registered under the Investment Company Act, and, if in the future the purchaser decides to offer, resell, pledge or otherwise transfer the Member Interest, such Member Interest may be offered, resold, pledged or otherwise transferred only in accordance with the legend appearing above the schedule of Percentage Interests on Schedule B to the Agreement described above.  The purchaser acknowledges that no representation is made by the Company as to the availability of any exemption under the Securities Act or any state securities laws for resale of the Member Interest.

Annex 2

Investments.  For the purposes of the definition of Qualified Purchaser, “investments” are defined as follows:

1.                                      Securities (as defined by Section 2(a)(1) of the Securities Act), other than securities of an issuer that controls, is controlled by, or is under common control with, the Prospective Qualified Purchaser that owns such securities, unless the issuer of such securities is:

i.                                          An Investment Vehicle;

ii.                                       A Public Company; or

iii.                                    A company with shareholders’ equity of not less than $50 million (determined in accordance with generally accepted accounting principles) as reflected on the company’s most recent financial statements, provided that such financial statements present the information as of a date within 16 months preceding the date on which the Prospective Qualified Purchaser acquires the securities of a Section 3(c)(7) Company;

2.                                      Real estate held for investment purposes;

3.                                      Commodity Interests held for investment purposes;

4.                                      Physical Commodities held for investment purposes;

5.                                      To the extent not securities, financial contracts (as such term is defined in Section 3(c)(2)(B)(ii) of the Investment Company Act) entered into for investment purposes;

6.                                      In the case of a Prospective Qualified Purchaser that is a Section 3(c)(7) Company or a commodity pool, any amounts payable to such Prospective Qualified Purchaser pursuant to a firm agreement or similar binding commitment pursuant to which a person has agreed to acquire an interest in, or make capital contributions to, the Prospective Qualified Purchaser upon the demand of the Prospective Qualified Purchaser; and

7.                                      Cash and cash equivalents (including foreign currencies) held for investment purposes.  For purposes of this definition, cash and cash equivalents include:

i.                                          Bank deposits, certificates of deposit, bankers acceptances and similar bank instruments held for investment purposes; and

ii.                                       The net cash surrender value of an insurance policy.  For the purpose of the meaning of “investments”:

For the purpose of the meaning of “investments”:

A.                                    Commodity Interests means commodity futures contracts, options on commodity futures contracts, and options on physical commodities traded on or subject to the rules of:

a.                                      Any contract market designated for trading such transactions under the Commodity Exchange Act and the rules thereunder; or

b.                                      Any board of trade or exchange outside the United States, as contemplated in Part 30 of the rules under the Commodity Exchange Act.

B.                                    Family Company means a company described in paragraph (A)(ii) of Section 2(a)(51) of the Investment Company Act.

C.                                    Investment Vehicle means an investment company, a company that would be an investment company but for the exclusions provided by Sections 3(c)(1) through 3(c)(9) of the Investment Company Act or the exemptions provided by Rule 3a-6 or Rule 3a-7, or a commodity pool.

D.                                    Physical Commodity means any physical commodity with respect to which a Commodity Interest is traded on a market specified in paragraph A.a.  of above.

E.                                     Prospective Qualified Purchaser means a person seeking to purchase a security of a Section 3(c)(7) Company.

For purposes of determining whether a Prospective Qualified Purchaser is a Qualified Purchaser, the aggregate amount of Investments owned and invested on a discretionary basis by the Prospective Qualified Purchaser shall be the Investments’ fair market value on the most recent practicable date or their cost, provided that:

a.                                      In the case of Commodity Interests, the amount of Investments shall be the value of the initial margin or option premium deposited in connection with such Commodity Interests; and

b.                                      In each case, there shall be deducted from the amount of Investments owned by the Prospective Qualified Purchaser the amounts specified in the following two paragraphs, as applicable:

•                  In determining whether any person is a Qualified Purchaser there shall be deducted from the amount of such person’s Investments the amount of any outstanding indebtedness incurred to acquire or for the purpose of acquiring the Investments owned by such person.

•                  In determining whether a Family Company is a Qualified Purchaser, in addition to the amounts specified in the paragraph above, there shall be deducted from the value of such Family Company’s Investments any outstanding indebtedness incurred by an owner of the Family Company to acquire such Investments.

F.                                      Public Company means a company that:

a.                                      Files reports pursuant to section 13 or 15(d) of the Exchange Act; or

b.                                      Has a class of securities that are listed on a “designated offshore securities market” as such term is defined by Regulation S under the Securities Act.

G.                                   Section 3(c)(7) Company means a company that would be an investment company but for the exclusion provided by section 3(c)(7) of the Investment Company Act.

Valuations.  For purposes of determining the amount of Investments owned by a company under Section 2(a)(51)(A)(iv) of the Investment Company Act, there may be included Investments owned by majority-owned subsidiaries of the company and Investments owned by any direct or indirect parent company of the company of which such company is a majority-owned subsidiary (directly or indirectly) (each, a “Parent Company”), or by a majority-owned subsidiary of the company and other majority-owned subsidiaries of the Parent Company.

Investment Purposes.  For purpose of the meaning “investment purposes”:

1)                                     Real estate shall not be considered to be held for investment purposes by a Prospective Qualified Purchaser if it is used by the Prospective Qualified Purchaser or a Related Person for personal purposes or as a place of business, or in connection with the conduct of the trade or business of the Prospective Qualified Purchaser or a Related Person, provided that real estate owned by a Prospective Qualified Purchaser who is engaged primarily in the business of investing, trading or developing real estate in connection with such business may be deemed to be held for investment purposes.  Residential real estate shall not be deemed to be used for personal purposes if deductions with respect to such real estate are not disallowed by section 280A of the Internal Revenue Code.

2)                                     A Commodity Interest or Physical Commodity owned, or a financial contract entered into, by the Prospective Qualified Purchaser who is engaged primarily in the business of investing, reinvesting, or trading in Commodity Interests, Physical Commodities or financial contracts in connection with such business may be deemed to be held for investment purposes.